Exhibit 10.1

FUTURE BRANDS LLC RETIREMENT SAVINGS PLAN

(Effective as of April 1, 2001)

Working Copy through 12th Amendment

FUTURE BRANDS LLC

RETIREMENT SAVINGS PLAN

FUTURE BRANDS LLC, a Delaware limited liability company, (“Future Brands” or the “Company”) has established the Future Brands LLC Retirement Savings Plan as of the Effective Date for Employees of Future Brands on and after the Effective Date as set forth in Section 2.01. The Plan is an amendment and continuation of the Fortune Brands Retirement Savings Plan (“Prior Plan”) with respect to certain participants in the Prior Plan whose employment is transferred from Jim Beam Brands Worldwide, Inc. or Jim Beam Brands Co. to Future Brands on or about April 1, 2001. As soon as practicable, after April 1, 2001, the assets and liabilities of the Prior Plan attributable to such transferred participants shall be transferred to this Plan. Participants in this Plan shall be credited with their service with Jim Beam Brands Worldwide, Inc. and its affiliates prior to their date of transfer to Future Brands to the same extent service was credited under the Prior Plan.

ARTICLE I

DEFINITIONS

1.01. The following words and phrases have the respective meanings stated below unless a different meaning is plainly required by the context:

(a) “ACCO Common Stock” means the common stock of ACCO Brands Corporation as now constituted and any other common stock into which it may be reclassified.

(b) “ACCO Spin-Off” means the distribution of ACCO Common Stock by Fortune to its stockholders.

(c) “ACCO Stock Fund” means the portion of the Trust Fund so designated and provided for in Section 5.01.

(d) “Account(s)” means the Tax Deferred Account, Profit Sharing Account, Grandfathered Withdrawal Account, Grandfathered After-Tax Account, Rollover Account, After-Tax Rollover Account and Catch-Up Account so designated and provided for in Section 6.01.

(e) “Account Balance(s)” means, for each Participant, former Participant or Beneficiary, the total balance standing to his Account or Accounts on the date of reference determined in accordance with valuation procedures described in Article VI. Any Account Balances held in the Fortune Stock Fund, the Gallaher Fund or the ACCO Stock Fund are represented by units standing to the credit of Account Balances in such funds.

(f) “ADRs” means American Depository Receipts.

(g) “After-Tax Rollover Account” means any one of the accounts so designated and provided for in Section 6.01.

(h) “After-Tax Rollover Contributions” means amounts of after-tax contributions attributable to part or all of an ‘eligible rollover distribution’ (within the meaning of Code Section 402(c)(4) and the Treasury Regulations thereunder) transferred to this Plan pursuant to Section 4.02 as the result of the distribution of a Participant’s account under another eligible retirement plan as described in Section 4.02.

(i) “Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of a Participant’s benefits payable under the Plan.

(j) “Approved Form of Election” means a request or an election made through the voice response system, Internet, intranet or other electronic media approved by the Company or on a written election form filed with the Company or its designee on a form approved by the Company. Notwithstanding the foregoing, no request or election will be deemed to have been made until all required documentation, information, signatures, consents, notarizations and attestations required for such request or election are provided to the Company or its designee.

(k) “Approved Leave of Absence” means an absence from work approved by the Company under uniform rules and conditions for all Employees. In all events an Approved Leave of Absence by reason of service in the armed forces of the United States will end no later than the time at which a Participant’s reemployment rights as a member of the armed forces cease to be protected by law.

(l) “Beneficiary” means the person or persons designated by a Participant, former Participant or Beneficiary to receive any benefits under the Plan which may be due upon the Participant’s, former Participant’s or Beneficiary’s death.

(m) “Board of Managers” means the Board of Managers of the Company.

(n) “Business Day” means any day on which the New York Stock Exchange is open.

(o) “Catch-Up Account” means any one of the accounts so designated and provided for in Section 6.01.

(p) “Close of Business” means the normal closing time of the New York Stock Exchange or such other time as is designated by the Company.

(q) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(r) “Company” means Future Brands LLC.

(s) “Date of Employment” means the first day an Employee performs an Hour of Service.

(t) “Disability” means a physical or mental condition of a Participant which renders him or her permanently incapable of continuing any employment for wage or profit and for which such Participant receives Social Security disability benefits. Proof of receipt by the Participating Employer of Social Security disability benefits will be required.

(u) “Effective Date” means April 1, 2001.

(v) “Employee” means any person employed by the Company on a salaried, hourly paid or commission basis and paid on the Company’s U.S. payroll, excluding any person classified by the Company as an independent contractor. In no event will an individual be an “Employee” under this Section 1.01(v) for a Plan Year unless the individual is treated by the Company for such Plan Year as its employee for purposes of employment taxes and wage withholding regardless of any subsequent reclassification by the Company, any governmental agency or court.

(w) “Entry Date” means the first day of any calendar month.

(x) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(y) “Fair Market Value” on any date means the value reported by the Trustee as being the fair market value at such date as determined by it according to its usual methods and procedures.

(z) “Fiduciaries” means Future Brands, the Board of Managers, the Trusts Investment Committee and the Trustee, but only with respect to the specific responsibilities of each as described in Articles XI and XII. The term “Fiduciaries” also includes any Participant, former Participant or Beneficiary, but only to the extent such Participant, former Participant or Beneficiary is acting as a named fiduciary (within the meaning of ERISA Section 403(a)(1)) with respect to the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, shares of ACCO Common Stock held in the ACCO Stock Fund or Gallaher ADRs held in the Gallaher Fund or the tender, deposit, sale, exchange or transfer of such shares or ADRs (and any rights within the meaning of Section 5.31(a)) as provided in Section 5.21 or 5.31.

(aa) “Forfeiture” means the portion of a Participant’s Account Balances to which he or she is not entitled at the termination of his or her employment as determined in Section 7.05.

(bb) “Fortune” means Fortune Brands, Inc., a Delaware corporation, its successors and assigns.

(cc) “Fortune Common Stock” means the common stock of Fortune as now constituted and any other common stock into which it may be reclassified.

(dd) “Fortune Stock Fund” means the portion of the Trust Fund so designated and provided for in Section 5.01.

(ee) “Gallaher” means Gallaher Group Plc, a public limited company incorporated under the laws of England and Wales.

(ff) “Gallaher Fund” means the portion of the Trust Fund so designated and provided for in Section 5.01.

(gg) “Gallaher Spin-Off” means the distribution of Gallaher ADRs by Fortune to its stockholders.

(hh) “Grandfathered After-Tax Account” means any one of the accounts so designated and provided for in Section 6.01.

(ii) “Grandfathered Withdrawal Account” means any one of the accounts so designated and provided for in Section 6.01.

(jj) “Highly Compensated Employee” means for a Plan Year any employee who:

(1) was at any time during the Plan Year or preceding Plan Year a 5% owner (within the meaning of Code Section 416(i)(1)) of any Related Employer; or

(2) received compensation for the preceding Plan Year from any Related Employer in excess of $85,000.

The $85,000 amount will be adjusted at the same time and in the same manner as under Code Section 415(d).

A former Employee will be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee incurred Severance From Service or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

(kk) “Hour of Service” means:

(1) each hour for which an Employee is paid or entitled to payment for he performance of duties for the Company or a Related Employer. These hours will be credited to the Employee for the computation period or periods in which the duties are performed;

(2) each hour for which an Employee is paid or entitled to payment by the Company or a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity

(including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference; and

(3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Related Employer. The same Hours of Service will not be credited under paragraph (1) or paragraph (2) and under this paragraph (3). These hours will be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(ll) “Investment Fund(s)” means the funds listed in Section 5.01(a) and the Loan Fund held under the Trust Fund.

(mm) “Investment Manager” means one or more investment counsel appointed as provided in Section 12.03.

(nn) “Leased Employee” means any person who is not a Participant and who provides services to the Company pursuant to an agreement between the Company and any other person (leasing organization) and has performed such services on a substantially full-time basis for at least a year primarily under the direction or control of the Company. A Leased Employee will be deemed an Employee for purposes of crediting Vesting Service and Years of Eligibility Service, but will not be eligible for benefits under the Plan unless he or she otherwise satisfies the criteria for eligibility under Section 2.01 as an Employee.

(oo) “Loan Fund” means the portion of the Trust Fund so designated and provided for in Section 5.01.

(pp) “Normal Retirement Age” means age 65.

(qq) “Participant” means an Employee who meets the requirements of participation in the Plan as provided in Article II and who continues to qualify for participation.

(rr) “Plan” means the Future Brands LLC Retirement Savings Plan.

(ss) “Plan Administrator” means the Company.

(tt) “Plan Year” means the calendar year.

(uu) “Prior Plan” means the Fortune Brands Retirement Savings Plan.

(vv) “Profit-Sharing Account” means any one of the accounts so designated and provided for in Section 6.01.

(ww) “Profit-Sharing Contributions” means the contributions made by the Company as provided in Article III.

(xx) “Qualified Domestic Relations Order” means any “domestic relations order” (as defined in Code Section 414(p)) that creates, recognizes or assigns to an Alternate Payee the right to receive all or a portion of a Participant’s benefits payable hereunder and that meets the requirements of Code Section 414(p), as determined by the Plan Administrator.

(yy) “Related Employer” means any corporation or other business entity which is included in a controlled group of corporations within which the Company is also included, as provided in Code Section 414(b) (as modified for purposes of Section 6.04 of this Plan by Code Section 415(h)), or which is a trade or business under common control with the Company, as provided in Code Section 414(c) (as modified, for purposes of Section 6.04, by Code Section 415(h)), or which constitutes a member of an affiliated service group within which the Company is also included, as provided in Code Section 414(m), or which is required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o), or which is an entity of which Fortune owns, directly or indirectly, more than 50% and shall also include Fortune.

(zz) “Retirement” means retirement under a retirement plan of the Company or a Related Employer.

(aaa) “Rollover Account” means any of the accounts so designated and provided for in Section 6.01(c).

(bbb) “Rollover Contributions” means amounts (other than after-tax contributions) attributable to part or all of an “eligible rollover distribution” (within the meaning of Code Section 402(c)(4) and the Treasury Regulations thereunder) transferred to this Plan pursuant to Section 4.02 as the result of the distribution of a Participant’s account under another eligible retirement plan as described in Section 4.02.

(ccc) “Severance From Service” means the earlier of the following dates:

(1) the date on which a Participant terminates employment with all Related Employers, is discharged, retires or dies; or

(2) the first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with all Related Employers for any reason other than one listed in paragraph (1). If such Employee is on an Approved Leave of Absence on such first anniversary, he or she will be deemed to have incurred a Severance From Service on the expiration of such Approved Leave of Absence, unless he or she returns to active employment with a Related Employer on or before that date. Notwithstanding anything herein to the contrary, an Employee will not incur a

Severance From Service due to an absence for maternity or paternity reasons until the second anniversary of the first date of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

(A) by reason of the pregnancy of the individual;

(B) by reason of a birth of a child of the individual;

(C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or

(D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

The Employee will be required to furnish the Company with such timely information as the Company may reasonably require to establish both that the absence from work is for maternity or paternity reasons and the number of days for which there was such an absence.

A transfer from employment with one Related Employer to another Related Employer or a change in status from Employee to Leased Employee will not be considered a Severance From Service.”

(ddd) “Tax Deferred Account” means any one of the accounts so designated and provided for in Section 6.01.

(eee) “Tax Deferred Contributions” means any contributions made by the Company that are attributable to the reduction in compensation on a pre-tax basis a Participant agrees to accept from the Company.

(fff) “Termination of Employment Without Fault” means any involuntary separation of a Participant by the Company or a Related Employer other than by reason of Retirement, Disability, failure to maintain work standards, dishonesty or other misconduct prejudicial to the Company or Related Employer, absence without prescribed notice, or refusal to return from layoff or Approved Leave of Absence within the prescribed period; provided, however, that no temporary or seasonal employee will be immediately fully vested in his or her Account Balances solely as a result of Termination of Employment Without Fault.

(ggg) “Trust Agreement” and “Trust” mean, respectively, the Fortune Brands, Inc. Savings Plans Master Trust Agreement, as it may be amended from time to time, and the trust established thereunder.

(hhh) “Trustee” means the trustee from time to time acting under the Trust Agreement, including any successor trustee.

(iii) “Trust Fund” means all money, securities and other property held under the Trust Agreement for the purposes of the Plan, together with the income therefrom.

(jjj) “Trusts Investment Committee” means the Trusts Investment Committee of Fortune.

(kkk) “Vesting Service” means a Participant’s credit for purposes of determining his or her right to a nonforfeitable benefit under the Plan, as determined in accordance with Article VII. Subject to Exhibit A, Vesting Service means service as an Employee with the Company or any Related Employer, determined as follows:

(1) Vesting Service will be determined from the Participant’s Date of Employment or reemployment in completed full years and fractions of years in excess of completed full years, each 12 months of employment constituting a full year of Vesting Service, and each 30 days of employment completed in excess of full years of Vesting Service counted as 1/12th of a year of Vesting Service.

(2) Subject to paragraph (3) below, each Employee will be credited with Vesting Service during any period of employment with a Related Employer, extending to the date he or she incurs a Severance From Service.

(3) Notwithstanding any other provision of the Plan to the contrary, if a Participant incurs a Severance From Service and is subsequently reemployed by the Company or a Related Employer, his or her Vesting Service will be reinstated, as follows:

(A) if the Employee is reemployed within 12 months after the date he or she is first absent from active employment, the Vesting Service he or she had at the date he or she is first absent from active employment will be reinstated upon his or her reemployment, and he or she will receive credit for Vesting Service for the period between the date he or she is first absent from active employment and the date of his or her reemployment; or

(B) if the Employee is reemployed after 12 months have elapsed from the date he or she is first absent from active employment, the Vesting Service he or she had at the date he or she is first absent from active employment will be reinstated upon his or her reemployment, but he or she will not receive credit for Vesting Service for the period between the date he or she is first absent from active employment and the date of his or her reemployment.

(lll) “Year of Eligibility Service” means, subject to Exhibit A, any consecutive 12-month period of employment, as herein set forth, during which an Employee completes 1,000 or more Hours of Service. The first consecutive 12-month period to be taken into account for this purpose will be the consecutive 12-month period commencing with the Employee’s Date of Employment or the Employee’s date of reemployment. The second consecutive 12-month period to be taken into account for this purpose will be the Plan Year which includes the first anniversary of the Employee’s Date of Employment or the Employee’s date of reemployment. All subsequent 12-month periods to be taken into account for this purpose will correspond with Plan Years.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.01. Eligibility.

(a) Any Employee who was a participant in the Prior Plan immediately prior to the Effective Date, and who is directly transferred to employment covered by this Plan without an intervening break, shall continue as a Participant in the Plan as of the Effective Date. Each other Employee shall become a Participant in accordance with Paragraphs 2.01(b) and (c) below.

(b) Participation in Profit-Sharing. An Employee will become a Participant for purposes of Article III on the earlier of (1) the date he or she is employed in a position where he or she is regularly scheduled to work at least 20 hours per week, provided that such Employee will not become a Participant in a Plan Year unless he or she becomes employed in such position prior to October 1 of the Plan Year, and (2) the first Entry Date coincident with or next succeeding the date on which he or she completes at least one Year of Eligibility Service, in each case provided he or she is an Employee on that date.

(c) Participation in 401(k) Savings. Each Employee will be eligible to have Tax Deferred Contributions made on his or her behalf in accordance with Article IV on the earlier of (1) the date he or she is employed in a position where he or she is regularly scheduled to work at least 20 hours per week, and (2) the first Entry Date coincident with or next succeeding the date on which he or she completes at least one Year of Eligibility Service, in each case provided he or she is an Employee on that date.

2.02. Transfers From Non-Participating Employers. Each person who becomes an Employee of the Company upon transfer from a Related Employer that does not participate in the Plan will become a Participant for purposes of Article III on the later of (1) the applicable date determined in Section 2.01(b) above, and (2) the date of his or her transfer, in each case provided he or she is an Employee on that date. Each person who becomes an Employee of the Company upon transfer from a non-participating Related Employer will become a Participant in the Plan for purposes of Article IV on the later of (1) the date determined in Section 2.01(c) above, and (2) the date of his or her transfer, in each case provided he or she is an Employee on that date.

2.03. Plan-to-Plan Transfers. If an individual who is participating in another plan within the Trust (the “Transferor Plan”) becomes eligible to participate in this Plan due to a change in job position, the Trustee will transfer his account balance under the Transferor Plan into this Plan, and all salary reduction agreements and investment elections will remain the same as the elections under the Transferor Plan immediately prior to such transfer. This automatic plan-to-plan transfer will occur within forty-five days following the change in job position. In the event a Participant, due to a change in job position, becomes ineligible to participate in this Plan but becomes eligible to participate in another plan within the Trust (the “Transferee Plan”), the Trustee will cause his Account Balance to be transferred to the applicable Transferee Plan within forty-five days following the change in job position.

2.04. Reemployment. Any Participant who terminates employment and is subsequently reemployed as an Employee will become a Participant upon his or her reemployment.

ARTICLE III

PROFIT-SHARING CONTRIBUTIONS

3.01 Amount. The amount of Profit-Sharing Contribution, if any, for a Plan Year will be determined by the Company, in its sole discretion, on or before the date (including extensions) for filing the Federal income tax return of the Company for the taxable year for which the Profit-Sharing Contribution is made. The Company may determine that no Profit-Sharing Contribution will be made for a particular year.

3.02 Allocation to Accounts. Any Profit-Sharing Contribution made by the Company pursuant to this Article 3 will be allocated to the Profit-Sharing Accounts of its eligible Participants in the same proportion as the Adjusted Earnings for each such Participant bears to the total Adjusted Earnings of all such eligible Participants for such Plan Year.

3.03 Eligibility for Allocation. For purposes of this Section 3.03, each Participant will be entitled to an allocation of any Profit-Sharing Contribution for a Plan Year only if (1) the Participant completed at least 1,000 Hours of Service in such Plan Year, and (2) the Participant is an Employee on the last day of the Plan Year. Notwithstanding the foregoing, a Participant will be entitled to an allocation of any Profit-Sharing Contribution for a Plan Year if his or her employment terminated during such Plan Year due to Retirement, Disability, Termination of Employment Without Fault or death. In addition, a Participant will be entitled to an allocation of any Profit-Sharing Contribution for the Plan Year in which the Participant is initially employed in a position where he or she is regularly scheduled to work at least 20 hours per week, provided the date of employment in such position is prior to October 1 of such year, and provided further he or she is an Employee on the last day of such Plan Year. Each Participant will be entitled to an allocation of any Profit-Sharing Contribution for the Plan Year in which he or she initially becomes a Participant based upon his or her Adjusted Earnings for the entire Plan Year (including earnings in 2001 from Jim Beam Brands Worldwide, Inc. and Jim Beam Brands Co.); provided he or she is otherwise entitled to an allocation of such Profit-Sharing Contribution for such Plan Year in accordance with this Section 3.03.

3.04 Excess Contribution Percentage Limitation. The Excess Contribution Percentage for any Plan Year otherwise apportionable under this Article III and Section 6.04 to a Participant will not exceed the lesser of:

(1) the Base Contribution Percentage multiplied by two; or

(2) the Base Contribution Percentage plus the greater of 5.7% or such higher percentage equal to the portion of the rate of tax under Code Section 3111(a) attributable to old-age insurance.

For purposes of this Section 3.04, the “Base Contribution Percentage” means the percentage of the Participant’s compensation allocated under the Plan on the portion of the Participant’s compensation not in excess of the Social Security taxable wage base for such Plan Year, and the “Excess Contribution Percentage” means the percentage of the Participant’s compensation allocated under the Plan on the portion of the Participant’s compensation in excess of the Social Security taxable wage base for such Plan Year. The amount of any such reduction will be reapportioned to each Participant in the ratio that his or her Unadjusted Earnings for such Plan Year bear to the aggregate Unadjusted Earnings of all Participants employed by the Company for that year.

3.05 Definitions. For purposes of this Article III, the following terms have the following meaning:

(1) “Adjusted Earnings” means, with respect to any Participant, the sum of (A) the Unadjusted Earnings of the Participant in any Plan Year not in excess of the Social Security taxable wage base in effect for such Plan Year, and (B) an amount equal to 1.5 times such Unadjusted Earnings in excess of the Social Security taxable wage base in effect for such Plan Year.

(2) “Unadjusted Earnings” means with respect to any Participant, all earnings of the Participant in any Plan Year as an Employee of the Company, but limited to $200,000 (as adjusted to reflect the dollar amount applicable under Section 401(a)(17) of the Code), including overtime, holiday and vacation pay, amounts paid for periods of approved absences and incentive pay, back pay which has been either awarded or agreed to by the Company, plus amounts elected to be contributed by the Participant under a plan established pursuant to Code Section 125 (including “deemed Section 125 compensation” as defined in Revenue Ruling 2002-27), Code Section 132(f)(4) or Code Section 401(k), and compensation under the Company’s incentive bonus plans, but excluding (A) all other bonuses and contributions or benefits under this Plan, (B) Worker’s Compensation payments, (C) amounts paid by the Company for insurance, retirement or other benefits, and (D) all payments under the Company’s incentive bonus plans paid after the end of the Plan Year in which the Participant incurs a Severance From Service.

3.06. Reduction of Profit-Sharing Contributions. Profit-Sharing Contributions payable pursuant to this Article III will be subject to the following reductions.

(a) Reduction for Forfeitures. Profit-Sharing Contributions will be reduced by the total amounts forfeited by Plan Participants during such Plan Year pursuant to Section 7.05 minus the amounts required to be reinstated pursuant to Section 7.06.

(b) Reduction for Excess Annual Additions. Profit-Sharing Contributions will be further reduced by the amount, if any, by which the amount of the portion of the contribution of the Company otherwise apportionable to a Participant is reduced pursuant to Section 6.04.

(c) Reduction for Annual Limitation on Compensation. Profit-Sharing Contributions will be further reduced by the amount, if any, by which the amount of the portion of such contribution otherwise apportionable to a Participant is reduced because the Participant’s Unadjusted Earnings or Compensation, whichever is applicable, is limited to $200,000 (as adjusted to reflect the dollar amount applicable under Section 401(a)(17) of the Code).

(d) Reduction for Maximum Deductible Limitation. The Company’s Profit-Sharing Contribution for any Plan Year and the aggregate of such share and its contributions under its retirement plan for such year will in no event exceed the maximum amounts deductible from the Company’s income for such year under Code Sections 404(a)(3) and (7) (or such other Federal income tax statutory provisions as will at the time be applicable). If such share or such aggregate would otherwise exceed either of the maximum deductible amounts, the contributions under this Plan for such year will be reduced pro rata by the amount necessary to reduce such share or such aggregate to the amount deductible.

3.07. Cash or Property. Any Profit-Sharing Contribution made pursuant to this Article III may be made in whole or in part in cash or in property acceptable to the Trustee at the Fair Market Value thereof on the date of the receipt thereof by the Trustee.

3.08. Source. Participants may not make any contributions under the Plan except as provided in Article IV.

3.09. Irrevocability. All Profit-Sharing Contributions made under the Plan will be irrevocable and will be transferred by the Company to the Trustee to be used only in accordance with the provisions of the Plan.

ARTICLE IV

401(k) SAVINGS CONTRIBUTIONS

4.01. Tax Deferred Contributions.

(a) Rate of Tax Deferred Contributions. Each Participant may enter into a salary reduction agreement with the Company which will apply to all Compensation received thereafter. The salary reduction agreement will provide that the Participant agrees to a reduction in salary from the Company on a pre-tax basis by an amount equal to an integral percentage of up to 50% of his Compensation, except that a Participant who is a highly Compensated Employee will be limited to 16% of Compensation. The Company will make a Tax Deferred Contribution to the Plan on behalf of such Participant, corresponding to the amount of such reduction. The Company may limit the maximum salary reduction percentage to a lesser percentage of Compensation, provided such policy does not impermissibly discriminate against Employees who are not Highly Compensated Employees. Tax Deferred Contributions will be paid at least monthly to the Trustee by the Company. Any election pursuant to this Section 4.01(a) must be made by an Approved Form of Election. Such election will be effective on the first day of the first payroll period for which the Company can process such election. For purposes of this Section 4.01, the definitions of “Compensation” in Section 4.01(d) apply.

(b) Automatic Enrollment. If an eligible Employee fails to affirmatively enroll in the Plan or fails to affirmatively decline enrollment in the Plan within 60 days from the date that the Employee is first eligible to make Tax Deferred Contributions in accordance with Section 2.01(c), such Employee will be deemed to have entered into a salary reduction agreement with the Company to reduce his or her Compensation on a pre-tax basis by 3%. The Company will make a Tax Deferred Contribution on behalf of such Employee, corresponding to the amount of such reduction. Such deemed election will commence on the first day of the first pay period for which the Company can process the deemed election, provided such election will not take effect before the 60th day following the date the Employee first becomes eligible to make Tax Deferred Contributions.

(c) Changes in Rate of Tax Deferred Contributions and After-Tax Contributions. Each Participant may elect to change the rate of, discontinue or resume his or her Tax Deferred Contributions at any time by making an Approved Form of Election. Any such election will be effective on the first day of the first payroll period for which the Company can process such election. The Company may establish additional rules regarding the timing and frequency of a change in the amount of Tax Deferred Contributions, provided such policy is applied uniformly to all Participants.

(d) Definitions of Compensation. For purposes of Sections 4.01 and 4.02, the term “Compensation” means for each Participant, his or her base pay plus overtime for the pay period. Notwithstanding the foregoing, each Participant’s Compensation will be limited to $200,000 in each Plan Year (as adjusted to reflect the dollar amount applicable under Section 401(a)(17) of the Code).

(e) Additional Limitations. Notwithstanding any other provision of this Plan to the contrary, the Company may refuse to give effect to any salary reduction agreement or cash option election entered into by a Participant at any time if the Participating Employer determines that such refusal is necessary to ensure that the additions to a Participant’s Accounts for any Plan Year will not exceed the limitations set forth in Sections 4.03, 4.04, 6.04, 6.06 and 9.01(g) of the Plan.

4.02. Rollover Contributions.

(a) Eligible Amounts. Regardless of whether an Employee has become a Participant in the Plan, an Employee who is eligible to make Tax Deferred Contributions to the Plan in accordance with Section 2.01(c) may at any time transfer (or cause to be transferred) to the Trust Fund up to the entire amount of money and other property received from another eligible retirement plan (as that term is defined in Code Section 402(c)(8)(B)), which constitutes an eligible rollover distribution within the meaning of Code Section 402(c)(4), including any after-tax contributions which are not includible in gross income, provided that (A) such amount is received by the Trustee within 60 days after the Employee’s receipt of such payment, or (B) such amount is directly transferred to the Trust Fund from such other eligible retirement plan, and (C) the Plan separately accounts for the portion of the eligible rollover distribution that is not includible in gross income and the portion that is so includible. Notwithstanding the foregoing, after-tax contributions must be directly transferred to the Trust Fund.

The Employee must obtain the prior approval of the Company or its designee to make a rollover contribution to this Plan. The Employee must furnish the Company or its designee with a written statement that the contribution to the Trust Fund is a rollover contribution, together with such other statements and information as may be required by the Company or its designee in order to establish that such contribution does not contain amounts from sources other than provided above and that such rollover contribution otherwise meets the requirements of law. Acceptance by the Trustee of any amount under these provisions may not be construed as a determination of the Employee’s tax consequences by either the Company, the Trustee or their respective designees.

(b) Limitation on Assets Transferred. Except as otherwise provided in Exhibit A or elsewhere in this Plan, assets may not be transferred to the Plan or Trust Fund from any other plan or trust.

4.03. Limitation on Annual Amount of Tax Deferred Contributions.

(a) Maximum Annual Amount. The maximum amount of Tax Deferred Contributions (other than contributions described in Section 4.07) that may be made on behalf of each Participant in any calendar year pursuant to this Plan and any other qualified plan may not exceed the dollar limitation for such year under Code Section 402(g).

(b) Procedure for Requesting Return of Excess Deferrals. If a Participant makes elective deferrals to this Plan and to any other qualified plan in excess of the dollar limit specified above for the Participant’s taxable year, then the Participant must notify the Company in writing by March 1 of the following year of the amount, if any, to be refunded from this Plan. The notice must specify the amount of excess Tax Deferred Contributions received by the Plan for the preceding year. The notice must be accompanied by the Participant’s written statement that if the excess is not distributed, the Tax Deferred Contributions when added to amounts deferred under other qualified plans, exceed the limit imposed on the Participant by Code Section 402(g) for the taxable year in which the deferral occurred. If the Participant fails to notify the Company by March 1, no refund will be made pursuant to this Section 4.03.

(c) Return of Excess Deferrals. The amount to be refunded will be paid to the Participant in a single payment no later than April 15 following the close of the taxable year and will include any income or loss allocated to the refund, as determined in Section 4.03(d). Although the excess deferral may be refunded, it will still be considered as an elective deferral for the Plan Year in which it was originally made and will be included in the Actual Deferral Percentage of a Highly Compensated Employee.

(d) Income or Loss Allocable for Taxable Year. The income or loss allocable to excess elective deferrals for the Participant’s taxable year will be determined by multiplying the income or loss for the Participant’s taxable year allocable to the Participant’s elective deferrals for such year by a fraction, the numerator of which is the amount of excess elective deferrals for such taxable year and the denominator of which is equal to the sum of (1) the total Account Balances in the Participant’s Tax Deferred Account as of the beginning of the taxable year, plus (2) the Participant’s Tax Deferred Contributions for such taxable year. Income or loss allocable to excess elective deferrals for the period between the end of the Plan Year in which such excess deferrals arose and the date of distribution of such excess deferrals will be determined in accordance with Treasury Regulations under Code Section 401(k).

4.04. Actual Deferral Percentage Tests.

(a) Tests. The Actual Deferral Percentage for the Highly Compensated Employees may not exceed for any Plan Year the greater of:

(1) the Actual Deferral Percentage for all other Employees, multiplied by 1.25; or

(2) the Actual Deferral Percentage for all other Employees, multiplied by two; provided, however, the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the Actual Deferral Percentage for all other Employees by more than two percentage points.

For the purpose of the foregoing tests:

(i) those Employees who were not directly or indirectly eligible to have Tax Deferred Contributions made for them at any time during the Plan Year will be disregarded;

(ii) if two or more plans which include cash or deferred arrangements are considered one plan for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in those plans will be treated as one arrangement;

(iii) if two or more plans with the same testing methods as set forth in this Section are permissibly aggregated for purposes of the foregoing tests, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were one plan; and

(iv) if a Highly Compensated Employee is a participant in two or more cash or deferred arrangements of the Company or Related Employers (as defined in Section 1.01(yy) but without regard to the last paragraph thereof relating to Fortune), all such cash or deferred arrangements will be treated as one cash or deferred arrangement for purposes of determining the Actual Deferral Percentage of that Highly Compensated Employee.

(b) Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Employees for a Plan Year will be the average of the ratios (calculated separately) for the Employees in such group of:

(1) the amount of Tax Deferred Contributions (excluding Tax Deferred Contributions made pursuant to Code Section 414(u) by reason of an eligible Employee’s qualified military service) and Special Company Contributions made pursuant to Section 4.05 actually paid to the Trustee on behalf of each such Employee for such Plan Year, to

(2) his or her Compensation for such Plan Year.

Notwithstanding the foregoing, the Actual Deferral Percentage of non-Highly Compensated Employees shall be determined based on the prior Plan Year instead of the current Plan Year, in accordance with Code Section 401(k)(3)(A) and IRS Notice 98-1 (or any superseding guidance).

(c) Return of Excess Contributions. The Company will determine after the end of the Plan Year whether the Actual Deferral Percentage results satisfy either of the tests contained in Section 4.04(a). If neither test is satisfied, the excess amount for each Highly Compensated Employee will be distributed to the Participant (together with any income allocable thereto) within 12 months following the Plan Year for which the excess Tax Deferred Contributions were made.

These excess contributions and any income allocable thereto will be allocated to the Highly Compensated Employees with the largest amounts of Tax Deferred Contributions taken into account in calculating the tests contained in Section 4.04(a) for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Tax Deferred Contributions and continuing in descending order until all excess contributions (and income) have been allocated. For purposes of the preceding sentence, the “largest amount” will be determined after distribution of any excess contributions (and income).

(d) Adjustment for Income or Losses. The excess Elective Contributions for each Highly Compensated Employee will be adjusted for income or loss during the Plan Year, in the manner prescribed in Section 4.03(d).

(e) Definition of Compensation. For purposes of this Section 4.04, the term “Compensation” has the meaning prescribed in Code Section 414(s).

4.05. Special Company Contributions.

(a) Determination of Special Rate. In order to meet the nondiscrimination requirements of Code Sections 401(k) (as set forth in Section 4.04 of the Plan), the Company may, in its discretion and by action of its Board of Managers, establish a special rate of employer contributions applicable only to certain Participants who are not Highly Compensated Employees.

(b) Allocation of Special Company Contributions. If contributions made under this Section 4.05 are made to meet the nondiscrimination requirements of Code Section 401(k) (as set forth in Section 4.04 of the Plan), then such contributions will be deemed, for all Plan purposes except Section 9.01, to be Tax Deferred Contributions, and will be allocated to the Tax Deferred Accounts of the Participants for whom the contributions were made.

(c) Limitations on Special Company Contributions. To the extent Special Company Contributions are made to meet the nondiscrimination requirements of Code Section 401(k) (as set forth in Section 4.04 of the Plan), the timing and amount of such contributions will satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(6).

4.06. Uniformed Service Absence. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

4.07. Catch-Up Contributions. All Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions in such year in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Effective January 1, 2004 a Participant’s elective deferrals under the Plan, including catch-up contributions under this section, shall not exceed 75% of his Compensation.

ARTICLE V

INVESTMENT PROVISIONS

5.01. Investment Funds.

(a) Separate Funds. The Trust Fund will consist of the following separate Investment Funds, to be administered as provided in this Article V, and the “Loan Fund,” to be administered as provided in Article X:

(1) Fortune Stock Fund;

(2) Gallaher Stock Fund;

(3) ACCO Stock Fund;

(4) Short-Term Investment Fund;

(5) Intermediate Bond Fund(s);

(6) Corporate/Government Bond Fund;

(7) Balanced Fund;

(8) Core Equity Fund(s);

(9) Small-Cap Value Equity Fund;

(10) Small-Cap Growth Equity Funds;

(11) Mid-Cap Value Equity Fund;

(12) Large-Cap Value Equity Fund;

(13) Equity Fund;

(14) S&P 500 Index Fund;

(15) Large-Cap Growth Equity Funds;

(16) International Equity Fund(s);

(17) International Growth and Income Equity Fund; and

(18) Lifestyle Funds.

(b) Assets Pending Allocation, Investment in Investment Funds and Maturity and Redemption. Contributions to the Plan may be uninvested pending allocation to the Investment Funds. The Investment Manager of each Investment Fund, or the Trustee if there will be no Investment Manager, may invest the Investment Fund in short-term investments or hold the assets thereof uninvested pending orderly investment and to permit distributions, reallocations and transfers therefrom.

5.02. Investment Fund Elections. A Participant’s Account Balances and contributions allocable to a Participant’s Accounts will be invested in the Investment Funds as follows:

(a) Investment of Contributions. Except as provided in Section 5.02(d), each Participant may elect that any Profit-Sharing Contributions, Tax Deferred Contributions and Rollover Contributions allocable to his or her Accounts be invested, collectively with investment gains and losses allocated on a pro rata basis, in whole multiples of 1%, in any one or more of the Investment Funds. The same investment election will apply to all Profit-Sharing Contributions and Tax Deferred Contributions allocable to the Participant’s Accounts. Any Tax Deferred Contributions that are automatically made pursuant to Section 4.01(b) and Company Matching Contributions thereon will be invested in the age-appropriate Lifestyle Fund, based on uniform procedures established by the Plan Administrator, until the Participant elects to change his or her investment of such contributions in accordance with this Section 5.02(a) or Section 5.02(b). Notwithstanding the foregoing, a separate investment election may be made for Rollover Contributions. Except as otherwise provided in Section 5.02(d), each Participant may elect to change his or her investment elections with respect to new contributions allocable to his or her Accounts.

(b) Interfund Transfers. Except as otherwise provided in Section 5.02(d) or Section 5.02(f), each Participant may at any time elect that his or her Account Balances be rearranged, in whole multiples of 1% of the total balance, in any one or more of the Investment Funds.

(c) Election Procedures. Any election to invest contributions, change the investment for new contributions or make interfund transfers within the Plan (other than an automatic election made pursuant to Section 4.01(b)) must be made through an Approved Form of Election. Any such election made before the Close of Business on a Business Day will be effective and valued as of the day such election is made. Any such election made on a day other than a Business Day or after the Close of Business on a Business Day will be effective and valued as of the next Business Day. Notwithstanding the foregoing provisions on the effective date of elections, any election with respect to the Fortune Stock Fund, the Gallaher Fund or the ACCO Stock Fund shall be subject to the availability of short-term investments in such Fund.

(d) Limitations on Investments. Notwithstanding the foregoing, no contributions may be invested in the Gallaher Fund or the ACCO Stock Fund and no transfers may be made into the Gallaher Fund or the ACCO Stock Fund.

(e) Investment in Absence of Election. If a Participant fails to make an investment election in accordance with Section 5.02(a), the contributions referred to in Section 5.02(a) will be invested in the age-appropriate Lifestyle Fund, based on uniform procedures established by the Plan Administrator.

(f) 2003 Transition Period. Effective August 1, 2003, additional mutual funds (“New Funds”) will be available under the Investment Funds listed in Section 5.01(a). Effective November 1, 2003, certain mutual funds (“Closing Funds”) will no longer be available under the Investment Funds listed in Section 5.01(a). Effective August 1, 2003, no new investment elections for the Closing Funds, and no interfund transfers into the Closing Funds, will be permitted. Investment elections in effect as of July 31, 2003 designating investment of contributions into the Closing Funds will remain in effect until October 31, 2003, or such earlier date as a Participant may make a new investment election. After the close of business on October 31, 2003, any contribution investment elections designating a Closing Fund will become invalid and will be replaced by a designation of a New Fund with similar risk/reward characteristics, based on uniform rules established by the Plan Administrator. Likewise, any assets remaining in a Closing Fund as of the close of business on October 31, 2003, will be automatically transferred to a New Fund with similar risk/reward characteristics, based on uniform rules established by the Plan Administrator.

5.03. Administration of Fortune Stock Fund. Subject to the provisions of the Trust Agreement and Section 5.21, the Trustee will administer the Fortune Stock Fund as follows:

(a) Investment. The assets of the Fortune Stock Fund, including all income thereon and increments thereto, will be invested primarily in Fortune Common Stock; provided, however, that, in order to permit orderly investment in Fortune Common Stock and pending such investment, the Trustee may hold uninvested any monies received by it in or for the Fortune Stock Fund or may invest in short-term investment funds.

(b) Registration Upon Distribution. Upon any distribution from the Fortune Stock Fund as a single distribution pursuant to Section 8.01(a)(2), all whole shares of Fortune Common Stock distributable therefrom will be registered in the name of the distributee and delivered to him or her together with any cash from the Fortune Stock Fund to which the distributee is entitled.

(c) Distributions Other Than in Stock. Upon any distribution from the Fortune Stock Fund pursuant to the provisions of Article VIII other than as a single distribution pursuant to Section 8.01(a)(2), the Trustee will retain all shares which would otherwise be distributable to the distributee and distribute in lieu thereof their Fair Market Value on the applicable Business Day described in Article VIII.

(d) Transfers Among Investment Funds. Upon any transfer from any Investment Fund pursuant to the provisions of Section 5.02(c), the Trustee will, to the extent practicable, retain all shares which would otherwise have to be liquidated by reason of such transfer and transfer in lieu thereof their Fair Market Value on the applicable Business Day described in Section 5.02(c).

(e) Rights Exercise; Sale of Stock. To the extent practicable, the Trustee will make transactions with respect to or sell all rights to buy Fortune Common Stock (other than rights within the meaning of Section 5.22, which will be covered under Section 5.22) received with respect to any shares held in the Fortune Stock Fund. The Trustee may determine to sell or exercise such rights. To the extent that there is insufficient cash in the Fortune Stock Fund with which to exercise any such rights, or to make distribution or transfer of the Fair Market Value of any stock subject to retention, the Trustee may, in its discretion, sell such rights or retained stock or any part thereof; in the case of any retained stock so sold the Fair Market Value thereof will be the net proceeds of sale instead of the Fair Market Value determined as provided in Article I. The Trustee may also obtain cash in such other manner deemed appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Plan or the tax-exempt status of the Trust under the Code and will not result in a “prohibited transaction” (as defined in the Code or ERISA).

5.04. Investment of Short-Term Investment Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Short-Term Investment Fund, including all income thereon and increments thereto, will be invested and reinvested in bonds, debentures, mortgages, equipment or other trust certificates, notes, obligations issued by or guaranteed by the United States Government or its agencies, domestic bank certificates of deposit, domestic bankers’ acceptances and repurchase agreements, and high grade commercial paper, all of which will bear a fixed rate of return and are intended to minimize market fluctuations, as selected by the Investment Manager, or if there is no such Investment Manager, by the Trustee (which may include investment in the Trustee’s short-term collective investment fund); provided, however, that the Trusts Investment Committee may determine that the Short-Term Investment Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.05. Investment of Intermediate Bond Fund(s). Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Intermediate Bond Fund(s), including all income thereon and increments thereto, will be invested and reinvested primarily in such obligations issued or guaranteed by the United States Government or its agencies, or by any State or local government or their agencies, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Intermediate Bond Fund(s) be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.06. Investment of Corporate/Government Bond Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Corporate/Government Bond Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in investment grade corporate bonds, bonds issued by the United States Government or its agencies, domestic bank obligations and commercial paper, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Corporate/Government Bond Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.07. Investment of Growth-Oriented Diversified Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Growth-Oriented Diversified Fund, including all income thereon and increments thereto, will be invested and reinvested in such bonds, debentures, notes, equipment trust certificates, investment trust certificates, preferred stocks, common stocks, other securities (including any bonds, debentures, stock and other securities of Fortune) primarily of companies with strong financial characteristics and good long-term prospects for above-average earnings or sales growth, or other properties, not necessarily of the nature hereinbefore itemized, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Growth-Oriented Diversified Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics. Effective November 1, 2003, the Growth-Oriented Diversified Fund will no longer be an Investment Fund available under the Plan.

5.08. Investment of Balanced Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Balanced Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in companies which have a low price relative to the company’s earnings or cash flow, or relative to the past price history of the stock, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Balanced Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.09. Investment of Core Equity Fund(s). Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Core Equity Fund(s), including all income thereon and increments thereto, will be invested and reinvested in any and all common stocks, preferred stocks and other equity securities which the Investment Manager believes have a low price relative to the company’s earnings or cash flow, or relative to the past price history of the stock, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Core Equity Fund(s) be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.10. Investment of Small-Cap Value Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Small-Cap Value Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in small companies that have the potential to grow fast, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Small-Cap Value Equity Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.11. Investment of Small-Cap Growth Equity Funds. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Small-Cap Growth Equity Funds, including all income thereon and increments thereto, will be invested and reinvested primarily in small to medium-size companies that are early in their life cycle but which have the potential to become major enterprises (emerging growth companies), as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Small-Cap Growth Equity Funds be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.12. Investment in the Mid-Cap Value Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Mid-Cap Value Equity Fund, including all income thereon and increments thereto, will be invested primarily in securities of companies that are believed to possess valuable fixed assets or that are believed to be undervalued in relation to factors such as assets, earnings or growth potential, as selected by the Investment Manager, or if there is no Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Mid-Cap Value Fund Equity be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.13. Investment of Large-Cap Value Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Large-Cap Value Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in income-producing equity securities, such as large cap ‘value’ stocks, and potentially in other types of equity and debt securities, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Large-Cap Value Equity Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.14. Investment of Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Equity Fund, including income thereon and increments thereto, will be invested and reinvested primarily in common stock of domestic and foreign issuers (‘growth’ or ‘value’ stocks, or both) whose value the Investment Manager believes is not fully recognized by the public, provided, however, that the Trusts Investment Committee may determine that the Equity Fund be comprised of a mutual fund or mutual funds having substantially the foregoing characteristics.

5.15. Investment of S&P 500 Index Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the S&P 500 Index Fund, including all income thereon and increments thereto, will be invested and reinvested in a mutual fund that invests in 500 stocks that make up the S&P 500 proportionately to each stock weighting in the index, as selected by the Trusts Investment Committee.

5.16. Investment of Large-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Large-Cap Growth Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of medium to large-size companies with above-average earnings or sales growth, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Large-Cap Growth Equity Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.17. Investment of International Equity Fund(s). Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the International Equity Fund(s), including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of companies incorporated outside the United States, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the International Equity Fund(s) be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.18. Investment of International Growth and Income Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the International Growth and Income Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of companies incorporated outside the United States with a focus on those that pay current dividends and show potential for capital appreciation, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the International Growth and Income Equity Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

5.19. Investment of Lifestyle Funds. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Lifestyle Funds, including all income thereon and increments thereto, will be invested and reinvested in a combination of stock, bond and money market mutual funds, with the Lifestyle 2040 Fund (initially invested primarily in stock funds) and each other Lifestyle Fund that has a retirement horizon (2000, 2005, 2010, 2015, 2020, 2025, 2030 and 2035) becoming more conservatively invested over time, and the Lifestyle Income Fund investing in a higher percentage of money market and bond funds and a smaller percentage of equity funds, all as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the each of the Lifestyle Funds be comprised of mutual funds having substantially the foregoing characteristics.

5.20. Voting of Shares in Fortune Stock Fund.

(a) Trustee Voting. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to exercise any voting rights with respect to Fortune Common Stock held in the Fortune Stock Fund except as provided in this Section 5.20.

(b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the manner in which any voting rights of shares of Fortune Common Stock attributable to his or her proportionate interest in the Fortune Stock Fund are to be exercised with respect to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to the voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely directions have not been received by the Trustee as provided in the preceding sentence, the Trustee will exercise the voting rights of such shares in the same manner and in the same proportion in which the voting rights of shares as to which such directions were received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that the voting rights with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this Section 5.20(b), each Participant, former Participant or Beneficiary will be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA (“Named Fiduciary”) with respect to the exercise of voting rights of shares of Fortune Common Stock in accordance with such directions pursuant to both the first and the second sentences of this Section 5.20(b). For purposes of this Section 5.20, the number of shares of Fortune Common Stock attributable at any particular time to the interest of a Participant, former Participant or Beneficiary in the Fortune Stock Fund will be the product of the total number of shares then held in the Fortune Stock Fund multiplied by a fraction the numerator of which is the value of the Fortune Stock Fund then in his or her Accounts and the denominator of which is the total value of the Fortune Stock Fund.

(c) Trustee to Communicate Voting Procedures. The Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to the exercise of voting rights with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity (including Fortune) that are being distributed to the holders of Fortune Common Stock and either are directed generally to such holders or relate to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. The Company will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of Fortune Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 5.20, the Plan or the Trust Agreement to the contrary, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary to accurately maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, the Company and any other Related Employer and any director, officer, employee or agent thereof. It is the intent of this Section 5.20 that Fortune, the Company and each other Related Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the exercise of voting rights of such shares.

(d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to the Company) or to the Company (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to exercise voting rights with respect to shares of Fortune Common Stock held in the Fortune Stock Fund, but will exercise such voting rights in accordance with the most recent dated timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to any exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) will take into account directions timely received from Participants, former Participants and Beneficiaries as valid direction with respect to the exercise of such voting rights, and (2) to the extent that the Trustee deems it appropriate, will take into consideration any relevant non-financial factors in addition to any financial factors bearing on any exercise of such voting rights.

5.21. Tendering of Shares in Fortune Stock Fund.

(a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any shares of Fortune Common Stock (which, for purposes of this Section 5.21, will include any rights within the meaning of Section 5.22(a)) held in the Fortune Stock Fund pursuant to any tender offer (as defined herein) except as provided in this Section 5.21. For purposes of this Section 5.21, a “tender offer” will mean any tender or exchange offer for or request or invitation for tenders or exchanges of shares of Fortune Common Stock and will include, without limitation, any such tender offer made by or on behalf of Fortune.

(b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of shares of Fortune Common Stock attributable to his or her proportionate interest in the Fortune Stock Fund pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer such shares (or will retain such shares in the Fortune Stock Fund) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely directions have not been received by the Trustee from Participants, former Participants and Beneficiaries to whose interests in the Fortune Stock Fund such shares are attributable, such Participants, former Participants and Beneficiaries will be deemed to have directed the Trustee that such shares be retained in the Fortune Stock Fund subject to all provisions of the Plan and the Trust Agreement and applicable law and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will not tender, deposit, sell, exchange or transfer any of such shares pursuant thereto. If, under the terms of such tender offer or otherwise, any shares of Fortune Common Stock tendered or deposited pursuant thereto may be withdrawn, the Trustee will (1) use its best efforts to solicit the direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to shares of Fortune Common Stock that have been tendered or deposited pursuant to this Section 5.21, and (2) exercise (or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent timely directions received with respect to the exercise of such withdrawal rights. The Trustee will not withdraw shares except pursuant to a timely direction of a Participant, former Participant or Beneficiary. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that such shares are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 5.21. In giving or being deemed to have given directions to the Trustee as provided in this Section 5.21(b), each Participant, former Participant or Beneficiary will be acting as a Named Fiduciary with respect to the tender, deposit, sale, exchange or transfer of shares of Fortune Common Stock (or the retention of such shares in the Fortune Stock Fund) in accordance with such directions pursuant to both the first and second sentences of this Section 5.21(b) and the exercise of (or the refraining from exercising) withdrawal rights with respect to shares of Fortune Common Stock tendered or deposited pursuant to the third sentence of this Section 5.21(b).

(c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give directions as provided in this Section 5.21, the Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely direction to the Trustee. In the event of such a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity (including Fortune) that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. The Company will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of Fortune Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 5.21, the Plan or the Trust Agreement to the contrary, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, the Company or any Related Employer and any director, officer, employee or agent thereof. It is the intent of this Section 5.21 that Fortune, the Company, and each Related Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

(d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such shares not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to the Company) or to the Company (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange shares of Fortune Common

Stock held in the Fortune Stock Fund (or the retention of such shares in the Fortune Stock Fund) pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, but will act in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) will take into account directions timely received from Participants, former Participants and Beneficiaries as valid direction with respect to a tender offer and (2) to the extent that the Trustee deems it appropriate, will take into consideration any relevant non-financial factors in addition to any financial factors bearing on any sale, exchange or transfer or any exercise of withdrawal rights.

(e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of shares of Fortune Common Stock pursuant to the direction of a Participant, former Participant or Beneficiary in accordance with this Section 5.21 will be allocated to his or her Accounts in the same manner, in the same proportion and as of the same date as were the shares sold, exchanged or transferred and will be governed by the provisions of this Section 5.21(e) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds will be deemed to be held in the Fortune Stock Fund and will be subject to the other applicable provisions of the Plan and the Trust Agreement. Pending receipt of directions as to which of the remaining Investment Funds the proceeds should be invested in, the proceeds shall be invested in the age-appropriate Lifestyle Fund based on uniform procedures established by the Plan Administrator.

5.22. Valuation of Investment Funds. As of each Business Day, the Trustee will report to the Retirement Committee the Fair Market Value of the assets of each Investment Fund and the number of units and value of units in the Fortune Stock Fund, Gallaher Fund and ACCO Stock Fund. The Fair Market Value of an Investment Fund will be the value of such Investment Fund as of the Close of Business on such Business Day. The number of units and value of units in the Fortune Stock Fund, Gallaher Fund and ACCO Stock Fund will be determined in accordance with Section 5.27.

5.23. Administration of the Gallaher Fund.

(a) Gallaher ADRs Transferred to Gallaher Fund. ADRs with respect to Gallaher stock (“Gallaher ADRs”) received by the Fortune Stock Fund in the Gallaher Spin-Off will be transferred to the Gallaher Fund.

(b) Distributions With Respect to Gallaher ADRs. The proceeds of any distribution received by the Gallaher Fund with respect to Gallaher ADRs will be invested in the other Investment Funds on a pro rata basis in accordance with each Participant’s current investment election under Section 5.02 for Tax Deferred Contributions. Nothing in this Section 5.23(b), however, restricts the Trustee’s ability to retain in the Gallaher Fund any additional Gallaher ADRs received as a result of a stock dividend, stock split or similar transaction. Contributions will not be invested in the Gallaher Fund, nor may any transfers be made to the Gallaher Fund from any of the other Investment Funds.

5.24. Voting of Shares in Gallaher Fund.

(a) Trustee Voting. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to provide any voting instructions with respect to Gallaher ADRs held in the Gallaher Fund except as provided in this Section 5.24.

(b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the manner in which the Gallaher ADR depositary should be instructed to vote the Gallaher shares underlying the Gallaher ADRs attributable to his or her interest in the Gallaher Fund. The Trustee will instruct the Gallaher ADR depositary that such Gallaher ADRs be voted with respect to any matter in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to the voting of Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee, the Trustee will instruct the Gallaher ADR depositary to vote the Gallaher shares underlying the Gallaher ADRs in the same manner and in the same proportion in which the Gallaher ADRs as to which such directions were timely received by the Trustee are to be voted. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in Gallaher ADRs held in the Gallaher Fund to the extent possible so that the voting instructions to the Gallaher ADR depositary with respect to such matter are provided in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this Section 5.24(b), each Participant, former Participant or Beneficiary will be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA (“Named Fiduciary”) with respect to the voting rights of Gallaher ADRs in accordance with such directions pursuant to this Section 5.24(b). For purposes of this Section 5.24, the number of Gallaher ADRs attributable at any particular time to the interest of a Participant, former Participant or Beneficiary in the Gallaher Fund will be the product of the total number of ADRs then held in the Gallaher Fund multiplied by a fraction, the numerator of which is the value of the Gallaher Fund then in his or her Accounts and the denominator of which is the total value of the Gallaher Fund.

(c) Trustee to Communicate Voting Procedures. The Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the voting of Gallaher ADRs held in the Gallaher Fund. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to voting with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of Gallaher ADRs and either are directed generally to such holders or relate to any matter on which holders of Gallaher ADRs are entitled to provide voting instructions by proxy, consent or otherwise, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Gallaher. The Company will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the Gallaher ADRs credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 5.24, the Plan or the Trust Agreement to the contrary, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the voting of Gallaher ADRs held in the Gallaher Fund and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, the Company and any Related Employer and any director, officer, employee or agent thereof. It is the intent of this Section 5.24 that Gallaher, Fortune, the Company and each Related Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the voting of Gallaher ADRs.

(d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the voting of Gallaher ADRs held in the Gallaher Fund, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to the Company) or to the Company (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to provide voting instructions with respect to Gallaher ADRs held in the Gallaher Fund, but will exercise such voting rights in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to providing voting instructions regarding Gallaher ADRs held in the Gallaher Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, will take into account directions timely received from Participants, former Participants and Beneficiaries as being valid directions.

5.25. Tendering of Gallaher ADRs.

(a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any Gallaher ADRs held in the Gallaher Fund (or to give directions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer (as defined herein) except as provided in this Section 5.25. For purposes of this Section 5.25, a “tender offer” will mean any tender or exchange offer for or request or invitation for tenders or exchanges of Gallaher ADRs (or securities underlying the Gallaher ADRs) and will include, without limitation, any such tender offer made by or on behalf of Gallaher.

(b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of Gallaher ADRs attributable to his or her proportionate interest in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer Gallaher ADRs (or will retain such shares in the Gallaher Fund) (or will provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee from Participants, former Participants and Beneficiaries, such Participants, former Participants and Beneficiaries will be deemed to have directed the Trustee to retain such Gallaher ADRs in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary that securities underlying the Gallaher ADRs be retained by the Gallaher ADR depositary) subject to all provisions of the Plan and the Trust Agreement and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will act in accordance therewith. In the event that, under the terms of such tender offer or otherwise, any Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant thereto may be withdrawn, the Trustee will use its best efforts to solicit the direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) that have been tendered or deposited pursuant to this Section 5.25, and the Trustee will exercise (or refrain from exercising) (or instruct the Gallaher ADR depositary to exercise or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent timely directions received with respect thereto. The Trustee will not withdraw Gallaher ADRs (or instruct the Gallaher ADR depositary to withdraw securities underlying Gallaher ADRs) except pursuant to a timely direction of a Participant, former Participant or Beneficiary. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in Gallaher ADRs held in the Gallaher Fund to the extent possible so that such Gallaher ADRs are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 5.25. In giving or being deemed to have given directions to the Trustee as provided in this Section 5.25(b), each Participant, former Participant or Beneficiary will be acting as a Named Fiduciary in accordance with such directions pursuant to this Section 5.25(b).

(c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give directions as provided in this Section 5.25, the Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely direction to the Trustee. In the event of such a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer. The Company will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the Gallaher ADRs or securities underlying such Gallaher ADRs credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 5.25, the Plan or the Trust Agreement to the contrary, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, the Company and any Related Employer and any director, officer, employee or agent thereof. It is the intent of this Section 5.25 that Gallaher, Fortune, the Company and each Related Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

(d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) held in the Gallaher Fund or the exercise of any withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant to a tender offer, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such Gallaher ADRs (or securities underlying Gallaher ADRs) not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to the Company) or to the Company (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange Gallaher ADRs held in the Gallaher Fund (or the retention of such shares in the Gallaher Fund), or to give instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect thereto, but will act in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs held in the Gallaher Fund, or giving instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, or the exercise of any withdrawal rights with respect thereto, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, will take into account directions timely received from Participants, former Participants and Beneficiaries as being valid directions.

(e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) pursuant to the direction of a Participant, former Participant or Beneficiary will be allocated pursuant to the directions of a Participant, former Participant or Beneficiary and, absent a direction, will be invested in the age-appropriate Lifestyle Fund based on uniform procedures established by the Plan Administrator Fund and will not be held in the Gallaher Fund.

5.26. Voting of Shares in Mutual Funds. At the time of mailing of notice of each annual or special stockholders’ meeting of any mutual fund under any Investment Fund, the Trustee will send a copy of the notice and all proxy solicitation materials to each Participant, former Participant and Beneficiary who has shares of the mutual fund credited to such Participant’s, former Participant’s or Balanced Accounts, together with a voting direction form for return to the Trustee or its designee. Participants, former Participants and Beneficiaries will have the right to direct the Trustee as to the manner in which the Trustee is to vote shares credited to the Accounts of such Participant, former Participant or Beneficiary that are invested in mutual funds under Investment Funds. The Trustee will vote the shares as directed by the Participant, former Participant or Beneficiary. The Trustee will not vote shares for which it has not received a direction from the Participant, former Participant or Beneficiary. The Trusts Investment Committee will have the right to direct the Trustee as to the manner in which the Trustee is to vote the mutual fund shares held in the short-term liquidity reserves in the Fortune Stock Fund, ACCO Stock Fund and Gallaher Fund. With respect to all additional rights relating to shares held in the mutual funds under the Investment Funds, the Trustee will follow the directions of the Participants, former Participants and Beneficiaries and, if no such directions are received, the directions of the Trusts Investment Committee.

5.27. Unitized Fortune Stock Fund, Gallaher Fund and ACCO Stock Fund. The value of a unit in the Fortune Stock Fund, Gallaher Fund or the ACCO Stock Fund (‘Closing Unit Value’) will be determined on each Business Day by dividing the Fair Market Value of such fund by the number of units in such fund before taking into account Additions to and Reductions from such fund (as defined below). After the Closing Unit Value is determined, at the Close of Business on each Business Day, the total number of units in the Fortune Stock Fund, Gallaher Fund and ACCO Stock Fund will be re-determined to taken into new units resulting from Additions to such fund (as defined below) and canceled units resulting from Reductions from such fund (as defined below). As of the Close of Business on such Business Day, the total number of new units resulting from Additions to the Fortune Stock Fund, Gallaher Fund and ACCO Stock Fund will be the number equal to (A) the total amount of the Additions to such fund divided by (B) the Closing Unit Value. As of the Close of Business on such Business Day, the total number of units to be canceled under the Fortune Stock Fund, Gallaher Fund and ACCO Stock Fund will be the number equal to (A) the total amount of Reductions from such fund divided by (B) the Closing Unit Value. Whenever all or any part of the Account Balances in the Fortune Stock Fund, Gallaher Fund or ACCO Stock Fund is reduced from such fund as a result of a Reduction, the value of the reduced amount will equal the Closing Unit Value multiplied by the number of whole and fractional units credited to such Accounts. For purposes of this Section 5.27, ‘Additions’ means any amounts added to the Fortune Stock Fund, Gallaher Fund or ACCO Stock Fund during the day as a result of contributions to, reinstatement of Account Balances under and interfund transfers pursuant to the provisions of the Plan into such fund since the Close of Business on the immediately preceding Business Day. For purposes of this Section 5.27 ‘Reductions’ means any amounts reduced from the Fortune Stock Fund, Gallaher Stock Fund or ACCO Stock Fund as a result of any in-service withdrawals, loans, distributions, interfund transfers, return of any excess amounts and forfeitures pursuant to the provisions of the Plan from such fund since the Close of Business on the immediately preceding Business Day.

5.28. Administration of the ACCO Stock Fund.

(a) ACCO Common Stock Transferred to ACCO Stock Fund. ACCO Common Stock received by the Fortune Stock Fund in the ACCO Spin-Off will be transferred to the ACCO Stock Fund.

(b) Distributions With Respect to ACCO Common Stock. The proceeds of any distribution received by the ACCO Stock Fund with respect to ACCO Common Stock will be invested in the other Investment Funds on a pro rata basis in accordance with each Participant’s current investment election under Section 5.02 for Tax Deferred Contributions. Nothing in this Section 5.28(b), however, restricts the Trustee’s ability to retain in the ACCO Stock Fund any additional ACCO Common Stock received as a result of a stock dividend, stock split or similar transaction. Contributions will not be invested in the ACCO Stock Fund, nor may any transfers be made to the ACCO Stock Fund from any of the other Investment Funds.

5.29. Voting of Shares in ACCO Stock Fund.

(a) Trustee Voting. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to provide any voting instructions with respect to ACCO Common Stock held in the ACCO Stock Fund except as provided in this Section 5.29.

(b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the manner in which any voting rights of shares in the ACCO Stock Fund attributable to his proportionate interest in the ACCO Stock Fund are to be exercised with respect to any matter on which holders of ACCO Common Stock are entitled to vote by proxy, consent or otherwise, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to the voting of ACCO Common Stock held in the ACCO Stock Fund as to which timely directions have not been received by the Trustee, the Trustee will exercise the voting rights of such shares in the same manner and in the same proportion in which the voting rights of such shares as to which such directions were timely received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in shares of ACCO Common Stock held in the ACCO Stock Fund to the extent possible so that the voting rights with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this Section 5.29(b), each Participant, former Participant or Beneficiary will be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA (‘Named Fiduciary’) with respect to the voting rights of ACCO Commons Stock in accordance with such directions pursuant to this Section 5.29(b). For purposes of this Section 5.25, the number of shares of ACCO Common Stock attributable at any particular time to the interest of a Participant, former Participant or Beneficiary in the ACCO Stock Fund will be the product of the total number of shares then held in the ACCO Stock Fund multiplied by 9(b) a fraction, the numerator of which is the value of the ACCO Stock Fund then in his or her Accounts and the denominator of which is the total value of the ACCO Stock Fund.

(c) Trustee to Communicate Voting Procedures. The Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the voting of ACCO Common Stock held in the ACCO Stock Fund. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to voting with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of ACCO Common Stock and either are directed generally to such holders or relate to any matter on which holders of ACCO Common Stock are entitled to provide voting instructions by proxy, consent or otherwise. The Company will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of ACCO Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 5.29, the Plan or the Trust Agreement to the contrary, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the voting of ACCO Common Stock held in the ACCO Stock Fund and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, ACCO, Fortune, the Company and any Related Employer and any director, officer, employee or agent thereof. It is the intent of this Section 5.29 that ACCO, Fortune, the Company and each Related Employer, and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the exercise of voting rights of share of ACCO Common Stock.

(d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the exercise of voting rights of shares of ACCO Common Stock held in the ACCO Stock Fund, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to the Company) or to the Company (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to provide exercise voting rights with respect to ACCO Common Stock held in the ACCO Stock Fund, but will exercise such voting rights in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to providing any exercise of voting rights of shares of ACCO Common Stock held in the ACCO Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) will take into account directions timely received from Participants, former Participants and Beneficiaries as being valid directions, and (2) will take into consideration any relevant non-financial factors in addition to any financial factors bearing on any exercise of such voting rights.

5.30. Tendering of ACCO Common Stock.

(a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any

ACCO Common Stock (which, for purposes of this Section 5.30, will include any rights within the meaning of Section 5.31(a)) held in the ACCO Stock Fund pursuant to any tender offer (as defined herein) except as provided in this Section 5.30. For purposes of this Section 5.30, a ‘tender offer’ will mean any tender or exchange offer for or request or invitation for tenders or exchanges of ACCO Common Stock and will include, without limitation, any such tender offer made by or on behalf of ACCO.

(b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of ACCO Common Stock attributable to his proportionate interest in the ACCO Stock Fund pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer ACCO Common Stock (or will retain such shares in the ACCO Stock Fund) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to ACCO Common Stock held in the ACCO Stock Fund as to which timely directions have not been received by the Trustee from Participants, former Participants and Beneficiaries, such Participants, former Participants and Beneficiaries will be deemed to have directed the Trustee to retain such shares in the ACCO Stock Fund subject to all provisions of the Plan and the Trust Agreement and applicable law and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will act in accordance therewith. If, under the terms of such tender offer or otherwise, any ACCO Common Stock tendered or deposited pursuant thereto may be withdrawn, the Trustee will (1) use its best efforts to solicit the direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to ACCO Common Stock that have been tendered or deposited pursuant to this Section 5.30, and (2) exercise (or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent timely directions received with respect to the exercise of such withdrawal rights. The Trustee will not withdraw ACCO Common Stock except pursuant to a timely direction of a Participant, former Participant or Beneficiary. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in ACCO Common Stock held in the ACCO Stock Fund to the extent possible so that shares of ACCO Common Stock are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 5.30. In giving or being deemed to have given directions to the Trustee as provided in this Section 5.30(b), each Participant, former Participant or Beneficiary will be acting as a Named Fiduciary in accordance with such directions pursuant to this Section 5.30(b).

(c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give directions as provided in this Section 5.30, the Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely direction to the Trustee. In the event of such a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer. The Company will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the shares of ACCO Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 5.30, the Plan or the Trust Agreement to the contrary, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, ACCO, Fortune, the Company and any Related Employer and any director, officer, employee or agent thereof. It is the intent of this Section 5.30 that ACCO, Fortune, the Company and each Related Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

(d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of shares of ACCO Common Stock held in the ACCO Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such shares not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to the Company) or to the Company (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange shares of ACCO Common Stock held in the ACCO Stock Fund (or the retention of such shares in the ACCO Stock Fund) pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect thereto, but will act in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of shares of ACCO Common Stock held in the ACCO Stock Fund or the exercise of any withdrawal rights with respect thereto, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) will take into account directions timely received from Participants, former Participants and Beneficiaries as being valid directions, and (2) to the extent that the Trustee deems it appropriate, will take into consideration any relevant non-financial factors in addition to any financial factors bearing on any sale, exchange or transfer or any exercise of withdrawal rights.

(e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of shares of ACCO Common Stock pursuant to the direction of a Participant, former Participant or Beneficiary in accordance with this Section 5.30 will be allocated to his Accounts in the same manner, in the same proportion and as of the same date as were the shares sold, exchanged or transferred and will be governed by the provisions of this Section 5.30(e) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds will be deemed to be held in the ACCO Stock Fund and will be subject to the other applicable provisions of the Plan and the Trust Agreement. Pending receipt of directions as to which of the remaining Investment Funds the proceeds should be invested in, the proceeds shall be invested in the age-appropriate Lifestyle Fund based on uniform procedures established by the Plan Administrator.

5.31. Certain Rights Held in ACCO Stock Fund.

(a) Disposition of Preferred Share Purchase Rights. If the Preferred Share Purchase Rights of ACCO (or any rights issued by ACCO in substitution or replacement thereof) held in the ACCO Stock Fund (“rights”) become separately transferable or exercisable, the Trustee shall dispose of the rights by selling the rights to ACCO at a price recommended by an independent financial advisor retained by the Trustee at ACCO’s expense.

(b) Exchange of Rights. If, prior to the sale of the rights by the Trustee to ACCO, ACCO determines to exchange the rights for shares of ACCO Common Stock, the Trustee will surrender the rights that it holds in exchange for shares of ACCO Common Stock.

(c) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the sale, exchange or retention of any rights held in the ACCO Stock Fund, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such rights not to be sold, exchanged or retained in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to the Company) or to the Company (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. To the extent that the Trustee is not permitted to follow the provisions of the Plan under the opinion, order or decree or under ERISA, the Company and the Trustee shall jointly determine a mutually agreeable approach with respect to the exercise, sale or exchange of the rights, as permitted under the aforementioned opinion, order or decree, and consistent with ERISA. Absent the determination of a mutually agreeable approach, the Trustee shall exercise, sell or exchange the rights consistent with its responsibilities under ERISA. The Trustee shall in no event be required to retain the rights.

(d) Allocation of Proceeds. The proceeds of any sale, exercise or exchange of rights in accordance with this Section 5.31 will be allocated to the Account of a Participant, former Participant or Beneficiary in the same manner, in the same proportion and as of the same date as were the shares to which the sold, exercised or exchanged rights were attributable and will be governed by all other applicable provisions of the Plan and the Trust Agreement. Such proceeds will be deemed to be held in the ACCO Stock Fund and will be subject to provisions of the Plan and the Trust Agreement. Pending receipt of directions as to which of the remaining Investment Funds the proceeds should be invested in, the proceeds shall be invested as designated in the Trust Agreement based on uniform procedures established by the Plan Administrator.”

ARTICLE VI

ACCOUNTS

6.01. Participants’ Accounts. The Company will maintain or cause to be maintained the following separate Accounts for each Participant (and, as long as may be appropriate, for each former Participant and Beneficiary):

(a) Profit-Sharing Account. A Profit-Sharing Account will be maintained for each Participant on whose behalf Profit-Sharing Contributions are made pursuant to Article III of this Plan, or on whose behalf Profit-Sharing Contributions were made under a Prior Plan, and such contributions and any earnings and losses thereon will be allocated to such Profit-Sharing Account.

(b) Tax Deferred Account. A Tax Deferred Account will be maintained for each Participant on whose behalf Tax Deferred Contributions are made pursuant to Section 4.01 of this Plan and on whose behalf any tax deferred contributions were made under a Prior Plan, and such contributions and any earnings and losses thereon will be allocated to such Tax Deferred Account.

(c) Rollover Account. A Rollover Account will be maintained for each Participant on whose behalf any amount has been rolled over to this Plan pursuant to Section 4.03 of this Plan and, except as otherwise specified in this Section 6.01, on whose behalf any amount has been transferred or rolled over to a Prior Plan, and such amounts and any earnings and losses thereon will be allocated to such Rollover Account.

(d) Grandfathered Withdrawal Account. A Grandfathered Withdrawal Account will be maintained for each Participant on whose behalf a Grandfathered Withdrawal Account was maintained under the Prior Plan, and amounts in such account (other than any amounts attributable to after-tax contributions) and earnings and losses thereon will be allocated to such Grandfathered Withdrawal Account.

(e) Grandfathered After-Tax Account. A Grandfathered After-Tax Account will be maintained for each Participant on whose behalf a Grandfathered After-Tax Account was maintained under the Prior Plan, and any after-tax contributions in such accounts and earnings and losses thereon will be allocated to such Grandfathered After-Tax Account.

(f) Catch-Up Account. A Catch-Up Account will be maintained for each Participant, on whose behalf catch-up contributions are made pursuant to Section 4.07 of this Plan and on whose behalf any catch-up contributions were made under a Prior Plan, and such contributions and any earnings and losses thereon will be allocated to such Catch-Up Account.

(g) After-Tax Rollover Account. An After-Tax Rollover Account will be maintained for each Participant, on whose behalf any after-tax contributions have been rolled over to this Plan pursuant to Section 4.02 of this Plan and, except as otherwise specified in this Section 6.01, on whose behalf any after-tax contributions have been transferred or rolled over from a Prior Plan, and such amounts and any earnings and losses thereon will be allocated to such After-Tax Rollover Account.

6.02. Allocation of Earnings and Losses to Accounts. Earnings and losses will be allocated to the Accounts of all Participants as of each Business Day by credit or deduction therefrom, as the case may be, of the increase or decrease in the value of the Investment Funds in which such Accounts are invested since the immediately preceding Business Day attributable to interest, dividends, changes in market value, expenses and gains and losses realized from the sale of assets.

6.03 Allocation of Contributions to Accounts. As of the Close of Business on each Business Day, Tax Deferred Contributions, Profit-Sharing Contributions, catch-up contributions, Rollover Contributions, and After-Tax Rollover Contributions made to the Plan during the period then ended by or on behalf of each Participant will be credited to such Participant’s Tax Deferred Account, Profit-Sharing Account, Catch-Up Account, Rollover Account and After-Tax Rollover Account, respectively.

6.04. Annual Additions Limitation.

(a) Maximum Annual Additions. Except as permitted under Section 4.07, the sum of Annual Additions (as defined in Section 6.04(c)) to a Participant’s Accounts in any Plan year will not exceed the lesser of:

(1) $40,000; or

(2) 100% of the Participant’s Compensation (as defined for this purpose in Section 6.05).

The limitations set forth in (1) above will be adjusted annually for increases in the cost of living, in accordance with regulations issued by the Secretary of the Treasury pursuant to the provisions of Code Section 415(d) (or such other Federal income tax statutory provisions as will at the time be applicable).

(b) Procedure for Preventing and Correcting Excess Annual Additions. If the Annual Additions to a Participant’s Accounts in any Plan Year would exceed the maximum annual limits as a result of the allocation of Forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of elective deferrals or under such other facts and circumstances which the Commissioner of Internal Revenue finds justifiable, the portion of any Profit-Sharing Contributions otherwise allocable to a Participant’s Accounts will be reduced by the amount necessary to reduce the amount apportionable to a Participant to the lesser of the amounts set forth in Section 6.04(a)(1) or (2). If the Annual Additions to a Participant’s Accounts for or any Plan Year exceed the maximum annual limits as a result of a reasonable error in estimating Compensation, a reasonable error in determining the amount of elective deferrals or under any such other facts and circumstances which the Commissioner of Internal Revenue finds justifiable, the excess amount will be held unallocated in a suspense account. If a suspense account is in existence at any time during a Plan Year pursuant to this section, it will not participate in the allocation of any investment gains and losses. If a suspense account is in existence at any time during a Plan Year, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts before any Profit-Sharing Contributions or Tax Deferred Contributions may be made to the Plan for that Plan Year. Amounts allocated from the suspense account will be applied to reduce Profit-Sharing Contributions and Tax Deferred Contributions in the order that they otherwise would have been contributed to the Plan. Except as permitted under regulations issued by the Secretary of Treasury pursuant to the provisions of Code Section 415, excess amounts may not be distributed to Participants or former Participants.

(c) Definition of Annual Additions. For purposes of this Plan, the term “Annual Additions” means the amounts allocated to a Participant’s Accounts during the year that constitute:

(1) the Profit-Sharing Contributions allocated to such Participant’s Accounts;

(2) the Tax Deferred Contributions allocated to such Participant’s Accounts; and

(3) Forfeitures.

(d) Consolidation of Defined Contribution Plans. For purposes of this Section 6.04, this Plan and any other qualified defined contribution plan maintained by the Company or Related Employer will be considered as a single defined contribution plan if a Participant is a participant in both plans. Amounts allocated to a Participant’s individual medical benefit account, as defined in Code Section 415(l)(1), which is part of a defined benefit plan maintained by the Company or Related Employer will be treated as annual additions to a defined contribution plan. Amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Code Section 419A(d), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Company or Related Employer, will be treated as annual additions to a defined contribution plan. Notwithstanding the foregoing, the compensation limit described in Section 6.04(a)(2) will not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an annual addition under Code Section 415(l)(1). If a reduction is necessary under Section 6.04(b), then the reduction will be made to the Annual Additions under one of such plans as determined by the Company and the governing bodies of such other plans.

6.05. Definition of Compensation for Purposes of Sections 6.04. Solely for the purpose of applying the limitations of Sections 6.04, the term “Compensation” will mean a Participant’s W-2 income for the limitation year. Compensation for a limitation year will include compensation actually paid or includible in gross income during such limitation year as well as any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Company at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Section 125 (including “deemed Section 125 compensation” as defined in Revenue Ruling 2002-27) or Code Section 132(f)(4).

6.06. Limitation of Annual Unadjusted Earnings or Compensation. For purposes of this Plan, the Unadjusted Earnings or Compensation of a Participant will be limited to $200,000 in each Plan Year (adjusted to reflect the dollar amount applicable under section 401(a)(17) of the Code).

ARTICLE VII

VESTING AND FORFEITURES

7.01. Participant Contributions. A Participant will at all times be 100% vested in his or her Tax Deferred Account, Grandfathered After-Tax Account, Rollover Account, After-Tax Rollover Account, Catch-Up Account, employee contributions and earnings thereon in his or her Grandfathered Withdrawal Account.

7.02. Employer Contributions.

(a) Profit-Sharing Accounts. A Participant will be 100% vested in his or her Profit-Sharing Account on the first to occur of the following:

(1) his or her Retirement;

(2) his or her termination of employment by reason of Disability;

(3) the date of his or her death;

(4) his or her attainment of age 65;

(5) his or her completion of seven years of Vesting Service; and

(6) his or her Termination of Employment Without Fault.

Each Participant or former Participant who has a Profit-Sharing Account who terminates employment with all Related Employers for a reason other than as stated in Section 7.02(a) (1) through (6) above will be vested in the percentage of the value of his or her Profit-Sharing Account as set forth in the following table:

Number of Years of Vesting Service	Vesting Percentage
Less than 3	0%
3 but less than 4	20%
4 but less than 5	40%
5 but less than 6	60%
6 but less than 7	80%
7 or more	100%

(b) Grandfathered Withdrawal Accounts. Each Participant will at all times be 100% vested in his or her Grandfathered Withdrawal Account. Each Participant will at all times be 100% vested in his or her Withdrawal Balance of any Grandfathered Withdrawal Account and will be vested in any remaining balance of his or her Grandfathered Withdrawal Account in the same manner that his or her Profit-Sharing Account vests in accordance with Section 7.01(a).

7.03. Vesting in Prior Plan. Notwithstanding any other provision of this Plan to the contrary, a Participant who participated in a Prior Plan will be vested in his or her Accounts at least to the extent he or she was vested under such Prior Plan.

7.04. Amendments to Vesting Schedule. No amendment to the Plan’s vesting schedules will deprive a Participant of his or her nonforfeitable rights to benefits accrued to the date of such amendment. If any vesting schedule of the Plan is amended, each Participant with at least three years of Vesting Service may elect to have his or her nonforfeitable percentage determined without regard to such amendment. The period during which the election may be made will commence with the date the amendment is adopted and will end on the later of:

(a) 60 days after the amendment is adopted;

(b) 60 days after the amendment is effective; and

(c) 60 days after the Participant is issued written notice of the amendment by the Company.

7.05. Forfeitures. Any Account Balances in a Participant’s Accounts that do not become distributable pursuant to Article VIII will be regarded as Forfeitures upon such Participant’s Severance From Service. All amounts forfeited in accordance with this Article VII will be used to reduce contributions of the Company. Pending allocation to reduce contributions of the Company, such amounts will be invested in the Balanced Fund.

7.06. Reinstatement of Account Balances. If a former Participant who has received a distribution of less than the full amount of his or her Account Balances thereafter becomes a Participant, the Participant may, provided a Break in Service of five years has not occurred, repay in cash the amount of his or her Account Balances which previously had been distributed in accordance with Article VIII. Upon such repayment, the amount so repaid will be reinstated (a) as of the day on which such repayment is made if such repayment is received by the Trustee before the Close of Business on a Business Day, or (b) as of the next Business Day, if such repayment is received by the Trustee on a day other than a Business Day or after the Close of Business on a Business Day. Any such repaid amount will be nonforfeitable. If a Participant or former Participant who has made Tax Deferred Contributions resumes employment at any time, or if a Participant or former Participant who has received a distribution of less than the full amount of his or her Account Balances resumes employment before incurring a Break in Service of five years, the amount of the Account Balances that the Participant or former Participant did not receive will be reinstated as of the Business Day next succeeding or coincident with his or her reemployment, regardless of whether such Participant has repaid the amount of his or her Account Balances which previously had been distributed in accordance with Article VIII. Such reinstated amounts will be invested in the age-appropriate Lifestyle Fund based on uniform procedures established by the Plan Administrator until such Participant makes an investment election on an Approved Form of Election with respect to such reinstated amounts. If repayment or reinstatement of such amount is not made as provided herein, the amount of the Participant’s Account Balances previously distributed and the amount that the Participant did not receive will be disregarded in the determination of the Participant’s Account Balances. For purposes of Section 7.06, a “Break in Service” means any period commencing with the Participant’s Severance From Service and continuing for at least 12 consecutive months until reemployment by any Related Employer.

ARTICLE VIII

PAYMENTS

8.01. Form of Payment.

(a) Payment Forms. The vested percentage of the Participant’s Account Balances will be paid to or for the benefit of the Participant or his or her Beneficiary, as of the payment dates specified in Section 8.02 and in such one or more of the following forms of settlement as the Participant or his or her Beneficiary elects:

(1) by a single payment in cash;

(2) by a single payment in whole shares of Fortune Common Stock, ACCO Common Stock or Gallaher ADRs to the extent that the portion of such Participant’s Account Balances allocated to the Fortune Stock Fund, ACCO Stock Fund or to the Gallaher Fund is evenly divisible by the fair market value of such stocks or Gallaher ADRs on the Business Day as of which such Account Balances are determined and the remainder of such Participant’s Account Balances in cash; or

(3) by periodic installments in cash during a period not to exceed the life expectancy of the Participant or former Participant or the joint life expectancy of the Participant or former Participant and his or her designated Beneficiary determined at the date payments begin.

(b) Conversion From Periodic Installments to Lump Sum. If a Participant, former Participant or his or her Beneficiary is receiving periodic installments or is entitled to a deferred payment pursuant to Section 8.02, upon the request of such Participant, former Participant or Beneficiary through an Approved Form of Election, all of the Account Balances will be paid in a single payment or otherwise applied for the benefit of such Participant, former Participant or Beneficiary. Such Account Balances will be valued (1) as of the day on which such request is received by the Company or its designee, if such request is received before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is received by the Company or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Except as otherwise provided in Article IX, a Participant, former Participant or his or her Beneficiary who is receiving periodic installments or who is entitled to a deferred payment pursuant to Section 8.02 may not receive a partial single sum payment of his or her Account Balances. Notwithstanding the foregoing, a former Participant who has attained age 55 or his or her Beneficiary, who is receiving periodic installments or is entitled to a deferred payment pursuant to Section 8.02, may elect through an Approved Form of Election to receive partial single sum payments of his Account Balances in cash. Whenever a Participant’s Account Balances are withdrawn pursuant to this Section 8.01(b), such Account Balances will be reduced from his or her Accounts in the order prescribed in Section 9.02(d). Such Account Balances will be valued (1) as of the day on which such request is received by the Company or its designee, if such request is received before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is received by the Company or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Notwithstanding the foregoing, for each former Participant, no more than two such partial payments may be made in any 12-month period and the minimum amount of such partial payment will be $1,000.

(c) Allocation of Earnings and Losses. As long as a Participant, former Participant or his or her Beneficiary is receiving periodic installments pursuant to Section 8.01(a)(3) or is entitled to a deferred payment pursuant to Section 8.02, such Participant, former Participant or Beneficiary will continue to share proportionately in the net income or losses of the Investment Funds but will not share in any contributions of the Company for any Plan Year after the Participant becomes a former Participant other than the contribution for his or her last year of participation if he or she is otherwise eligible for such contributions.

(d) Lump Sum Payment of Amounts of $1,000 or Less. Notwithstanding the foregoing, if, at the time the Account Balances of a Participant, former Participant or Beneficiary become payable, the vested value of such Account Balances does not exceed $1,000, including the value of the Participant’s Rollover Account, payment will be made as soon as practicable in a single cash payment. If the vested value of such Account Balances is zero, then such vested value will be deemed paid to the Participant immediately as a full payment of the vested value of his or her Account Balances. Notwithstanding the foregoing, if the Participant, former Participant or Beneficiary has begun receiving payments and there is at least one periodic payment that has yet to be made, such vested value will not be paid in a single payment in cash without such Participant’s or former Participant’s consent (and his or her spouse’s or surviving spouse’s consent, if applicable).

(e) Reduction of Account Balances and Investment Funds From Periodic Installments. Payments made in periodic installments pursuant to Section 8.01(a)(3) will be withdrawn from a Participant’s Account Balances in the order prescribed in Section 9.02(d). Payments in periodic installments made pursuant to Section 8.01(a)(3) will be withdrawn from the Investment Funds on a pro rata basis in which such Accounts are invested.

8.02. Time of Payment.

(a) Payment Upon Termination of Employment. Subject to Section 8.02(c) below, if a Participant terminates employment for any reason (whether Retirement, Disability, Termination of Employment Without Fault, death or other reason), his or her vested Account Balances will be paid to or applied for the Participant’s benefit as soon as practicable following the later of the Participant’s termination of employment or receipt by the Company or its designee of a request for payment through an Approved Form of Election. Such Account Balances will be valued (1) as of the day on which such request is received by the Company or its designee, if such request is received before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is received by the Company or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Payment will be made in one of the forms specified in Section 8.01. Any Profit-Sharing Contribution allocable to the Participant’s Profit-Sharing Account after the date of such payment will be paid in a single payment in cash as soon as practicable after such allocation. Except as otherwise provided in Section 8.01(b), if a Participant, former Participant or Beneficiary elects payment of his or her

Account Balances in periodic installments pursuant to Section 8.01(a)(3), the Participant, former Participant or Beneficiary may change the amount (either through a decrementing counter or fixed dollar amount) of such periodic installments no more frequently than once per calendar year.

(b) Payment Beginning Date. Unless a Participant elects otherwise in accordance with Section 8.02(c), payment of the Participant’s Account Balances will be paid in a single cash payment in accordance with Section 8.01(a)(1) not later than the 60th day after the close of the Plan Year in which the Participant attains age 65 or terminates employment, whichever is later. Notwithstanding the preceding sentence, a Participant must file a claim for benefits through an Approved Form of Election before payment of benefits will commence.

(c) Deferred Payment. Except as otherwise provided in Section 8.05(b), if, at the time the Account Balances of a Participant, former Participant or Beneficiary become payable, the vested value of such Account Balances exceeds $1,000, including the value of the Participant’s Rollover Account, the Account Balances will not be paid to him or applied for his benefit unless the Participant, former Participant or Beneficiary elects otherwise through an Approved Form of Election. The Participant or former Participant may elect that payments be deferred until the minimum required beginning date described in Section 8.02(d). So long as the Account Balances are being so held, such Participant, former Participant or Beneficiary will, to the extent provided in Section 6.02, continue to share proportionately the net income or net loss and expenses of the Investment Funds but will not share in any contributions made by the Company for any Plan Year after the Participant became a former Participant.

(d) Minimum Payment Requirements. A Participant, former Participant or Beneficiary designated pursuant to Section 8.04(a) may also elect through an Approved Form of Election before payment of Account Balances begins, that payment be further deferred (except as otherwise provided herein or in Section 8.04(b)). Notwithstanding any other provision of this Plan to the contrary, a Participant or former Participant who has incurred Severance From Service or who is a 5% owner as defined in Code Section 416(i)(1) (whether he or she incurred Severance From Service or not), must begin receiving benefits no later than April 1 of the calendar year that follows the calendar year in which the Participant or former Participant attains age 70 1/2. Benefits must be paid (1) over a period not longer than the life of the Participant or former Participant and his or her designated Beneficiary, or (2) over a period not extending beyond the life expectancy of the Participant or former Participant or the joint life expectancies of the Participant or former Participant and his or her designated Beneficiary. If a Participant or former Participant dies before his or her entire interest has been paid to him or her, or if payment has begun to his or her designated Beneficiary, the Participant’s or former Participant’s entire interest (or the remaining part of such interest if payment has begun) will be paid within five years after his or her death (or the death of his or her designated Beneficiary). Notwithstanding the foregoing, the preceding sentence will not apply if (A) the payment of the Participant’s or former Participant’s interest has begun and is for a certain term permitted under (2) and such payment to the designated Beneficiary begins within one year after the Participant’s or former Participant’s death, or (B) the portion of the Participant’s or former Participant’s Accounts to which his or her surviving spouse is entitled will be paid over a period not extending beyond the life expectancy of the surviving spouse and such payment begins no later than the date on which the Participant or former Participant would have attained age 70 1/2. If the Participant or former Participant dies after payments have begun, the remaining portion of such interest will continue to be paid at least as rapidly as under the method of payment being used before the Participant’s or former Participant’s death. All payments will be made in accordance with the regulations under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2.

With respect to distributions under the Plan made on or after March 1, 2002 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the “2001 Proposed Regulations”), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to March 1, 2002 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to March 1, 2002 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

(e) Notice Requirement. Any election pursuant to Section 8.01(b) or this Section 8.02 must be made through an Approved Form of Election.

(f) Earlier Payments to Alternate Payees. Notwithstanding any provision of this Plan to the contrary, an Alternate Payee may elect to receive, pursuant to the terms of a Qualified Domestic Relations Order, payment at any time sooner than the “earliest retirement age” (within the meaning of Code Section 414(p)(4)(B)). Such payment will be made from the Plan as soon as practicable after the election has been received by the Company or its designee.

8.03. Certain Retroactive Payments. If the amount of the payment required to be made or to begin on the date determined under Section 8.02 cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan.

8.04. Designation of Beneficiary.

(a) Designation by Participant. At any time before payment of the Account Balances in a Participant’s Accounts or, if payment has begun in periodic installments, then at any time before payment of the last installment, a Participant or former Participant may designate a Beneficiary or Beneficiaries (who may be executors or trustees and who will be the same person or persons for each of the Participant’s Accounts) in a writing filed with the Company or its designee on a form approved by the Company, signed by the Participant or former Participant. The Participant or former Participant may change or revoke any such designation in a writing filed with the Company or its designee on a form approved by the Company, at any time before payment of his or her Account Balances or, if payment has begun in periodic installments, then at any time before the last installment has been paid. The spouse of a Participant or former Participant will in all cases be deemed to be the Beneficiary of the Participant or former Participant unless (1) the Participant or former Participant has filed with the Company or its designee on a form approved by the Company a designation of someone else as Beneficiary, and (2) the spouse of the Participant or former Participant has consented in writing to such designation and the consent acknowledges the effect of the designation and is witnessed by a notary public. The spouse’s consent may be dispensed with only if the Participant establishes to the satisfaction of the Company or its designee that the spouse’s consent cannot be obtained because the spouse cannot be located or because of such other reasons as may be prescribed by Treasury Regulations. If there is no effective Beneficiary designation by a Participant or former Participant on file with the Company or its designee when Account Balances would otherwise be payable to a Beneficiary designated by a Participant or former Participant, then such balance will be distributed to (1) the spouse of the Participant or former Participant, or (2) if there is no spouse, to the executor of the will or the administrator of the estate of the Participant or former Participant, or (3) if no such executor or administrator is appointed within six months after the death of such Participant or former Participant, the Company will direct that payment be made, in such shares as the Company will determine, to the child, parent or other blood relative of such Participant or former Participant, or any of them, or to such other person or persons as the Company may determine.

(b) Designation by Surviving Primary Beneficiary. Each primary Beneficiary designated pursuant to Section 8.04(a) who survives the Participant or former Participant (“Surviving Primary Beneficiary”) may designate a secondary Beneficiary or Beneficiaries (“Secondary Beneficiary”) to receive all or any portion of the Account Balances otherwise payable to the Surviving Primary Beneficiary as of the Surviving Beneficiary’s date of death. The Surviving Primary Beneficiary may only make such designation after the Participant’s or former Participant’s death. Such Secondary Beneficiary may be an executor or trustee and will be the same person or persons for each of the Participant’s Accounts. Notwithstanding any other provision of this Plan to the contrary, any balance payable to any Secondary Beneficiary will be paid pursuant to one of the payment methods provided in Section 8.01(a)(1) or (a)(2), as elected by the Secondary Beneficiary as soon as practicable after the date of the Surviving Primary Beneficiary’s death. Such balance will be computed as of the Business Day immediately preceding or coincident with the Surviving Primary Beneficiary’s date of death. Any designation made pursuant to this Section 8.04(b) may be made at any time before the payment of the Participant’s or former Participant’s Accounts to the Surviving Primary Beneficiary, or if payment has begun in periodic installments, before payment of the last installment to the Surviving Primary Beneficiary. Any designation by a Surviving Primary Beneficiary must be made in a writing filed with the Company or its designee on a form approved by the Company and signed by the Surviving Primary Beneficiary. Any Surviving Primary Beneficiary may revoke or change his or her designation of a Secondary Beneficiary, in a writing filed with the Company or its designee on a form approved by the Company, at any time before such Account Balances have been paid to the Surviving Primary Beneficiary or, if payment has begun in periodic installments, at any time before payment of the last installment to the Surviving Primary Beneficiary. If no effective designation of Beneficiary pursuant to this Section 8.04(b) is on file with the Company or its designee upon the death of the Surviving Primary Beneficiary, any balance otherwise then payable to the Surviving Primary Beneficiary will be (1) paid to the spouse of the Surviving Primary Beneficiary, or (2) if there is no spouse, to the executor of the will or the administrator of the estate of the Surviving Primary Beneficiary, or (3) if no such executor or administrator is appointed within six months after the death of the Surviving Primary Beneficiary, the Company will direct that distribution be made, in such shares as the Company will determine, to the child, parent or other blood relative of the Surviving Primary Beneficiary, or any of them, or to such other person or persons as the Company may determine.

8.05. Payment in Event of Legal Disability. If a Participant, former Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Company, to attend to his or her personal financial matters properly, the Trustee may make such payments in such of the following ways as the Company directs to the spouse, child, parent or other blood relative of such Participant, former Participant or Beneficiary, or any of them, or to such other person or persons as the Company determines until such date as the Company determines that such incapacity no longer exists.

8.06. Missing Distributees. If all or any part of the interest of any Participant, former Participant or Beneficiary becomes payable hereunder and his or her whereabouts is then unknown to the Participating Employer or its designee and the Participating Employer or its designee fails to receive a claim for such payment from the person entitled to such payment, or from any other person validly acting in his or her behalf, then within two years thereafter, the amount of such payment will be forfeited as of the next Business Day. Notwithstanding the foregoing, if the person entitled to receive such payment subsequently claims it, the amount will be restored. Any such Forfeiture will be applied as soon as practicable to reduce Company contributions under the Plan.

8.07. Information Required of Distributees. Each Participant, former Participant and Beneficiary of a deceased Participant will file with the Company from time to time in writing his or her post office address and each change of post office address. Any communication, statement or notice addressed to such person at his or her last post office address filed with the Company or its designee, or if no such address was filed with the Company or its designee then at his or her last post office address as shown in the Company’s records, if any, will be binding on such person for all purposes of this Plan. Neither the Company, Trustee or their respective designees will be obligated to search for or ascertain the whereabouts of any Participant, former Participant or Beneficiary.

8.08. Direct Rollover Provision.

(a) Direct Rollover Option. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee’s election under this paragraph (a), a distributee may elect, at the time and manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) Eligible Rollover Distribution Defined. For purposes of this Section 8.08, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution will not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more, (2) any distribution to the extent such distribution is required under Code Section 401(a)(9), and (3) any distribution which is made upon the hardship of an Employee. A portion of a distribution will not fail to be an eligible rollover distribution merely because it consists of After-Tax Contributions. However, such portion may be transferred only to a qualified plan or individual retirement account or annuity that agrees to separately account for the amounts transferred, including the portion of the distribution that is not includable in gross income.

(c) Eligible Retirement Plan Defined. For purposes of this Section 8.08, an eligible retirement plan is (1) an individual retirement account described in Code Section 408(a), (2) an individual retirement annuity described in Code Section 408(b), (3) an annuity plan described in Code Section 403(a) or (b), (4) an eligible governmental plan under Section 457(b) that agrees to separately account for amounts transferred from this Plan, or (5) a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order.

(d) Distributee Defined. For purposes of this Section 8.08, a distributee is an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

(e) Direct Rollover Defined. For purposes of this Section 8.08, a direct rollover is any payment by the Plan to the eligible retirement plan specified by the distributee.

8.09. Waiver of 30-Day Notice Period. If a payment is one to which Code Sections 401(a)(11) and 417 do not apply, such payment may begin less than 30 days after the notice required under Treasury Regulation 1.411(a)-11(c) is given, provided that:

(a) the Participant is informed that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a payment (and, if applicable, a particular payment option); and

(b) the Participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE VIIIA

MINIMUM DISTRIBUTION REQUIREMENTS

Section 8A.01. General Rules.

(a) Effective Date. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b) Precedence. The requirements of this article will take precedence over any inconsistent provisions of the Plan.

(c) Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

Section 8A.02. Time and Manner of Distribution.

(a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, as described in Section 8.02(d).

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole Beneficiary, distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8A.02(b), other than Section 8A.02(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 8A.02(b) and Section 8A.04, unless Section 8A.02(b)(4) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 8A.02(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8A.02(b)(1).

(c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 8A.03 and 8A.04.

Section 8A.03. Required Minimum Distributions During Participant’s Lifetime.

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8A.03 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Section 8A.04. Required Minimum Distribution After Participant’s Death.

(a) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole Beneficiary, the Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 8A.04(a).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8A.02(b)(1), this Section 8A.04(b) will apply as if the surviving spouse were the Participant.

Section 8A.05. Definitions.

(a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.04 and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8A.02(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e) Required beginning date. The date specified in Section 8.02(d).

ARTICLE IX

IN-SERVICE WITHDRAWALS

9.01. Hardship Withdrawals.

(a) Amount. A Participant may, prior to his or her Severance From Service, apply for a hardship withdrawal of all or any part of the vested Account Balances in his or her Accounts, not previously withdrawn (excluding earnings credited on Tax Deferred Contributions after December 31, 1988).

(b) Amount and Frequency. Subject to such uniform and nondiscriminatory rules as may be promulgated from time to time by the Company, a Participant may apply not more frequently than twice during any 12-month period for a hardship withdrawal of all or any part of his or her Account Balances not previously withdrawn (excluding earnings credited on Tax Deferred Contributions after December 31, 1988). The minimum amount that may be withdrawn for any hardship withdrawal is $500 or the total remaining balance in the Participant’s Accounts, whichever is less.

(c) Hardship Required. The withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. A Participant will be deemed to have an immediate and heavy financial need if the hardship is on account of:

(1) Payment of unreimbursed medical expenses described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) previously incurred by the Participant, the Participant’s spouse, any dependents of the Participant (as defined in Code Section 152 without regard to the change in definition under the Working Families Tax Relief Act of 2004), including any non-custodial child who is subject to the special rule of Code Section 152(e) or payment of unreimbursed expenses necessary for these persons to obtain medical care described in Code Section 213(d);

(2) Purchase (excluding mortgage payments) of the principal residence of the Participant;

(3) Payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, or the Participant’s dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B));

(4) Prevention of the eviction of the Participant from the Participant’s principal residence or prevention of the foreclosure on the mortgage on the Participant’s principal residence;

(5) Payment of burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to the change in definition under Code Section 152(d)(1)(B));

(6) Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(7) Other events provided for in revenue rulings, notices or other documents of general applicability published by the Commissioner of Internal Revenue.

A Participant will be deemed to have established that the amount to be withdrawn is not reasonably available from other resources if the Participant has obtained all other in-service withdrawals, distributions and nontaxable loans available under this Plan and any other plan maintained by the Company. The Company, or its designee, will determine whether a financial hardship exists and the amount to be paid as a result of the hardship. When making this determination, the Company, or its designee, may rely on the Participant’s representation that his or her immediate and heavy financial need could not be satisfied in whole or in part from other resources reasonably available to the Participant. Financial hardship determinations will be made in accordance with the Code and the applicable regulations and using a uniform and nondiscriminatory standard. If the Company or its designee approves the hardship withdrawal, the hardship withdrawal will not exceed the amount required to meet the need created by the hardship, including any amounts necessary to pay any Federal income taxes or penalties reasonably anticipated to result from the withdrawal.

(d) Notice Requirement. Any application for a hardship withdrawal must be made through an Approved Form of Election.

(e) Effective Date and Valuation Date. A hardship withdrawal will be effective and valued (1) as of the day on which such request is approved by the Company or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is approved by the Company or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Payment of any amount withdrawn pursuant to this Section 9.01 will be made as soon as practicable on or after the effective date of such hardship withdrawal.

(f) Effect on Account Balances and Investment Funds. Whenever a Participant’s vested Account Balances are withdrawn pursuant to this Section 9.01, such vested Account Balances will be reduced from his Accounts in the following order: (1) any After-Tax Rollover Account; (2) any Rollover Account; (3) any Tax Deferred Account; (4) any Catch-Up Account; and (5) any Profit Sharing Account. Amounts allocated to the Investment Funds in the Accounts from which amounts are withdrawn pursuant to this Section 9.01 will be reduced on a pro rata basis.

(g) Limitations. If a hardship withdrawal is made pursuant to this Section 9.01, the Participant may not make Tax Deferred Contributions or After-Tax Contributions for a period of 6 months following the date he receives the payment.

9.02. Withdrawals Upon Attainment of Age 59 1/2.

(a) Amount. In addition to any other withdrawals that may be made pursuant to this Article IX, and subject to the limitations set forth in Section 9.02(e), a Participant may before his or her Severance From Service apply for a withdrawal of all or any portion of his or her vested Account Balances in his or her Accounts.

(b) Notice Requirement. Any application for a withdrawal made pursuant to this Section 9.02 must be made through an Approved Form of Election.

(c) Effective Date and Valuation Date. A withdrawal made pursuant to this Section 9.02 will be effective and valued (1) as of the day on which such request is approved by the Company or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is approved by the Company or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Payment of any amount withdrawn pursuant to this Section 9.02 will be made as soon as practicable on or after the effective date of such withdrawal in a single sum payment in cash.

(d) Effect on Account Balances and Investment Funds. Whenever a Participant’s vested Account Balances are withdrawn pursuant to this Section 9.02, such vested Account Balances will be reduced from his Accounts in the following order: (1) any After-Tax Rollover Account; (2) any Grandfathered After-Tax Account; (3) any Grandfathered Withdrawal Account; (4) any Rollover Account; (5) any Tax Deferred Account; (6) any Catch-Up Account; and (7) any Profit Sharing Account.

(e) Limitations. In addition to any hardship withdrawal, a Participant may not receive more than two in-service withdrawals under this Article IX in any 12-month period. The minimum amount that may be withdrawn for any in-service withdrawal (except a hardship withdrawal) is $1,000 or the total remaining balance in the Participant’s Accounts, whichever is less.

9.03. Withdrawals From Grandfathered Withdrawal Accounts and Grandfathered After-Tax Accounts.

(a) In General. Subject to the limitations set forth in Section 9.03(b), in addition to any other withdrawals described in this Article IX, a Participant may elect to withdraw all or any part of the Account Balances in his or her Grandfathered Withdrawal Account or Grandfathered After-Tax Account. Any election to withdraw such Account Balances must be made through an Approved Form of Election. If such Participant elects to withdraw all of the Account Balances in his or her Grandfathered After-Tax Account, such Account Balances will be distributed to him or her pursuant to one of the methods of distribution provided for in Section 8.01(a)(1) or (2) as he or she will specify. If such Participant elects to withdraw part of the Account Balances in his or her Grandfathered After-Tax Account or all or any part of the Account Balances in his or her Grandfathered Withdrawal Account, such Account Balances will be distributed to him or her in a single distribution in cash. The amount to be reduced by reason of a Participant’s election to withdraw all or any part of the Account Balances in his or her Grandfathered Withdrawal Account or Grandfathered After-Tax Account will be valued (1) as of the day on which such request is approved by the Company or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is approved by the Company or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Whenever all or any part of the Account Balances in a Participant’s Grandfathered Withdrawal Account or Grandfathered After-Tax Account is withdrawn pursuant to this Section 9.03, amounts allocated therein to the Investment Funds will be reduced on a pro rata basis.

(b) Limitations. In addition to any hardship withdrawal, a Participant may not receive more than two in-service withdrawals under this Article IX in any 12-month period. The minimum amount that may be withdrawn for any in-service withdrawal (except a hardship withdrawal) is $1,000 or the total remaining balance in the Participating Grandfathered Withdrawal Account and Grandfathered After-Tax Account, whichever is less.

9.04. In-Service Withdrawals for Inactive Participants. Notwithstanding any other provision of this Plan to the contrary, any Participant who is transferred to a non-participating Related Employer or a class of employees that is not eligible to participate in this Plan will be eligible to receive in-service withdrawals under Sections 9.01, 9.02 and 9.03.

ARTICLE X

LOANS

10.01. Availability. Loans may be made to Participants in accordance with this Article X under uniform rules and conditions as the Company may prescribe. A Participant may apply to borrow from the vested portion of his or her Account Balances. A loan must be requested through an Approved Form of Election. The Company may require the Participant to sign certain documents and provide certain written documentation as it deems necessary. A Participant may not have outstanding at any one time more than one loan to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant and one loan for any other purpose. A Participant may not apply for a new loan until 30 days after the prior loan is repaid in full. A Participant who transfers employment to a non-participating Related Employer or a class of employees that is not eligible to participate in this Plan may also apply to borrow in accordance with this Section 10.01. A former Participant whose Accounts have not been paid out and who is a party-in-interest within the meaning of Section 3(14) of ERISA may also apply to borrow to the extent required by Federal law. The Company, or a benefits committee created by the Company, may permit loan rollovers in cases of acquisitions or dispositions for specified groups during specified periods.

10.02. Effect on Account Balances and Investment Funds. Whenever all or any part of a Participant’s Account Balances are borrowed, the amount representing such vested Account Balances or part thereof transferred to the Loan Fund will be reduced in the following order: (a) any Profit-Sharing Account; (b) any Tax Deferred Account; (c) any Catch-Up Account; (d) any Rollover Account; (e) any After-Tax Rollover Account; (f) any Grandfathered Withdrawal Account; and (e) any Grandfathered After-Tax Account. A loan will be withdrawn from the respective Investment Funds in which such vested Account Balances are invested on a pro rata basis. A loan will be effective and the amount of the loan will be transferred to the Loan Fund (1) as of the day on which such loan application is approved by the Company or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such loan application is approved by the Company or its designee on a day other than a Business Day or after the Close of Business on a Business Day.

10.03. Amount. The amount of any loan made pursuant to this Article X will not be less than $1,000. The aggregate amount of all such loans to a Participant or eligible former Participant will not exceed 50% of the vested portion of his or her Account Balances under the Plan, and will not exceed $50,000 minus his or her highest outstanding Plan loan balance during the 12-month period ending the day before the loan is made.

10.04. Term of Loan. The term of a loan will not exceed five years, or if the purpose of the loan is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, the term of a loan will not exceed ten years. Notwithstanding the foregoing, the term of a loan may be extended for a Participant on an approved leave of absence in accordance with the Loan Policy adopted by the Company.

10.05. Promissory Note. A secured promissory note will be delivered to the Trustee or its agent pledging as collateral a portion of the Participant’s vested interest in his or her Accounts not less than the amount of the borrowing. Interest on a loan will be fixed by the Company at a rate reasonably equivalent to prevailing market interest rates.

10.06. Repayment. The loan will be repaid in regular installments in each pay period, by means of payroll deductions. Prepayment of a loan in its entirety without penalty will be permitted at any time. Partial prepayment of a loan will not be permitted provided that a Participant or former Participant may repay his or her loan in part if the loan becomes due and payable as a result of his termination of employment for any reason for up to 60 days after such termination of employment. Notwithstanding the foregoing, repayment by (a) a Participant who is on an Approved Leave of Absence, (b) a Participant who transfers employment to a non-participating Related Employer or class of employees that is not eligible to participate in the plan, or (c) a former Participant who is a party-in-interest within the meaning of Section 3(14) of ERISA, may be made by such Participant or former Participant on at least a monthly basis to the Trustee by means of a certified check or money order delivered to the Trustee or its agent, except that loans for Participants on approved military leaves will be administered in accordance with the Loan Policy adopted by the Company. A loan which is not repaid when due will be deemed to be in default and will be treated as a ‘deemed distribution’ if not repaid within the cure period specified in uniform rules and guidelines established by the Company. A loan under the plan will constitute an earmarked investment of the borrowing Participant’s Accounts. Loan repayments will be credited to the Participant’s Account or Accounts from which the loan was made as of the date such payment is received by the Trustee or its agent a pro rata basis. Loan repayments will be credited to the Investment Funds in accordance with the Participant’s investment elections under Section 5.02 in effect at the time of repayment of the loan or, in the absence of such investment election, to the age-appropriate Lifestyle Fund based on uniform procedures established by the Plan Administrator.

10.07. Reduction of Account Balance. Upon a Participant’s termination of employment or at such other time as the Participant’s Account Balances are distributed before a loan is repaid in full, the unpaid balance thereof, together with interest due and payable thereon, will become due and payable, and the Trustee will first satisfy the indebtedness from the amount payable to the Participant before making any payments to Participant. If a loan becomes in default, foreclosure on the promissory note and attachment of security on such loan will not occur until a distributable event occurs under the Plan.

ARTICLE XI

ADMINISTRATION OF PLAN

11.01. Fiduciaries.

(a) Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries will have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement or delegated to them by the Company. The Company will have the sole responsibility for making the contributions provided for under Article III. The Board of Managers will have the sole authority to amend or terminate, in whole or in part, this Plan. The Company will be the Plan Administrator for purposes of ERISA and will have the sole responsibility for the administration of this Plan, except that the Company’s delegate and the Trusts Investment Committee will have the sole responsibility for the performance of those administrative duties specifically given them as described in this Plan or as delegated to them by the Company. The Trusts Investment Committee will have the sole authority to appoint Investment Managers and select mutual funds. The Trustee will have the sole responsibility for the administration of the Trust and the management of the assets held thereunder, except that, if one or more Investment Managers are appointed, each Investment Manager will have sole authority and responsibility for the investment and reinvestment of such portion of the Investment Funds as the Trusts Investment Committee directs. The Investment Managers will have the sole authority to vote proxies with respect to any securities held in the Trust, except for proxies with respect to Fortune Common Stock held in the Fortune Stock Fund, ACCO Common Stock held in the ACCO Stock Fund and Gallaher ADRs held in the Gallaher Fund.

(b) Reliance of Fiduciaries. Each Fiduciary may rely upon any direction, information or action of another Fiduciary with respect to matters within the responsibility of such other Fiduciary as being proper under this Plan or any funding instrument and is not required under this Plan or funding instrument to inquire into the propriety of any such direction, information or action. To the maximum extent permitted by law, it is intended under this Plan that each Fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and will not be responsible for any act or failure to act of another Fiduciary. To the maximum extent permitted by ERISA, no other Fiduciary will be liable for any loss which may result from a decision of an Investment Manager with respect to Plan assets under its control.

(c) Named Fiduciary. The Company will be the “Named Fiduciary” for purposes of ERISA. The Secretary of the Company will be subject to service of process on behalf of the Plan.

11.02. Company Administration and Delegation. The Company, subject to the limitations of the Plan, will from time to time establish rules for the administration of the Plan and the transaction of its business and will make determination of all questions arising out of or in connection with the provisions of the Plan, and any such determination will be conclusive upon all persons having an interest in or under the Plan. Notwithstanding any other provision of this Plan to the contrary, the Company may delegate any of its responsibilities for administration of the Plan. The foregoing powers of the Company and any of its delegates will be exercised in accordance with the provisions of Sections 11.03 and 11.09.

11.03. Administrative Powers and Duties. The Company will have such powers and duties as may be necessary to discharge its responsibilities hereunder, including, but not by way of limitation, the following:

(a) except as otherwise specified in Section 11.02, to construe and interpret the Plan, decide all questions of eligibility, determine the manner and time of payment of any benefits hereunder and make factual determinations;

(b) to prescribe procedures to be followed by Participants, former Participants and/or Beneficiaries filing applications for benefits;

(c) to prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;

(d) to receive from the Trustee and Participants such information as is necessary for the proper administration of the Plan;

(e) to receive, review, and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust;

(f) to direct the Trustee with respect to the payment of benefits; and

(g) to employ agents, attorneys, accountants, or other persons (who also may be employed by the Company or the Trustee) and to allocate or delegate to them such powers, rights, and duties as the Company may consider necessary or advisable to properly carry out the administration of the Plan, including but not limited to maintaining the accounts of Participants and determining eligibility and claims for benefits and applications for loans and in-service withdrawals, provided that such allocation or delegation, and the acceptance thereof by such agents, attorneys, accountants, or other persons, will be in writing.

Benefits will be paid under the Plan only if the Company determines in its discretion that the applicant is entitled to them.

11.04. Claims Procedure. The Company, or a benefits committee created by the Company, will make all determinations as to the right of any person to a benefit. Any denial by the Company, or a benefits committee created by the Company, of the claim for benefits under the Plan by a Participant, former Participant or Beneficiary will be stated in writing by the Company, or a benefits committee created by the Company, and delivered or mailed to the Participant, former Participant or Beneficiary within 90 days after receipt by the Company, or a benefits committee created by the Company, and such notice will set forth the specific reasons for the denial. If the Company, or a benefits committee created by the Company, determines that special circumstances require an extension of time for processing the claim, the initial 90-day period may be extended for up to 90 additional days. The Company, or a benefits committee created by the Company, will give the claimant written notice of the extension prior to the expiration of the initial 90-day period, and such notice will set forth the circumstances requiring the extension of time and the date by which the Company, or a benefits committee created by the Company, expects to render a decision. In the event of a denial of a claim, a claimant may notify the Company, or a benefits committee created by the Company, in writing within 60 days after receipt of written denial of the claim that the claimant wishes a review of the denial of the claim and present to the Company, or a benefits committee created by the Company, a written statement of the claimant’s position. The Company, or a benefits committee created by the Company, will act upon such request for review within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after receipt. If the Company, or a benefits committee created by the Company, confirms the denial, in whole or in part, the Company, or a benefits committee created by the Company, will present in a written notice to the claimant the specific reasons for denial and specific references to the Plan provisions on which the decision was based, in a manner calculated to be understood by the claimant.

In determining claims for benefits, the Company, or a benefits committee created by the Company, has the authority and discretion to interpret the Plan and to resolve ambiguities herein, to made [sic] factual determinations, and to resolve questions relating to eligibility for and amount of benefits. Benefits will be paid only if the Company, a benefits committee created by the Company, decides in its discretion that the claimant is entitled to them. All interpretations and determinations made by the Company, a benefits committee created by the Company, or its delegate are conclusive, final and binding.

No action at law or in equity shall be brought to recover benefits under the Plan until the appeal rights described herein have been exercised and until the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary duty claim, the evidence presented will be strictly limited to the evidence timely presented to the Company or a benefits committee created by the Company. In addition, any such judicial proceeding must be filed within 180 days after the final decision of the Company or a benefits committee created by the Company.

11.05. Data Concerning Participants. The Company will determine the eligibility of Participants in accordance with the provisions of the Plan. In determining Disability, the Company will require as proof thereof evidence of receipt of Social Security disability benefits.

11.06. Certification of Data. Any certification by the Company of information required or permitted to be certified pursuant to the Plan will be conclusive on all parties in interest; provided, however, that whenever any employee, Participant, former Participant or Beneficiary proves to its satisfaction that the period of employment or Hours of Service or compensation or date of birth or marital status or other data as so certified is incorrect, the Company may correct such certification where it deems this action appropriate in the circumstances.

11.07. Indemnity. The members of the Board of Managers and the members of the Trusts Investment Committee will be entitled to rely on any certification furnished by the Company and upon reports or opinions furnished by any accountant, actuary, Investment Manager, investment adviser of a mutual fund which comprises an Investment Fund or legal counsel employed or retained by the Company. The Company will indemnify members of the Board of Managers and members of the Trusts Investment Committee and any other employee

(including employees of Beam Global Spirits & Wine, Inc. and Jim Beam Brands Co.) who may act on their behalf, and each of them, and save them and each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful misconduct.

11.08. Indemnity for Acts of Investment Managers. The members of the Board of Managers and the members of the Trusts Investment Committee and any other employee who may act on their behalf, and each of them, will be indemnified and saved harmless from all liability, joint or several, for any loss to the Trust, including any depreciation of principal or loss of income resulting from the purchase or retention of any property or any other investment action made or taken by any Investment Manager or investment adviser of a mutual fund which comprises an Investment Fund or any such action made or taken by the Trustee acting on their instructions.

11.09. Non-Discriminatory Action. Whenever in the administration of the Plan action by the Company is required or permitted with respect to eligibility or classification of employees, contributions or benefits, such action will be consistently and uniformly applied to all persons similarly situated, and no such action will be taken which will discriminate in favor of employees who are officers, stockholders or highly compensated employees.

11.10. Plan Expenses. All reasonable expenses in connection with the administration of the Plan, including fees of the Trustee and its counsel or agents, expenses incident to investments of the Trust and any Federal, state or other taxes levied against the Trust, fees of accountants, actuaries, attorneys, and Investment Managers and any other proper expenses of administering the Plan as determined by the Company, will be paid from the Trust to the extent not paid by the Company.

ARTICLE XII

MANAGEMENT OF TRUSTS

12.01. Funds in Trusts. All the assets of the Plan will be held in the Trust for use in accordance with the provisions of the Plan in providing benefits for Participants, former Participants and Beneficiaries. To the extent permitted by the Trust Agreement, the Trust may also hold assets of any tax qualified defined contribution plan maintained by the Company or an affiliated employer for use in accordance with the provisions of such plan. The assets of the Trust will be held, invested and disposed of in accordance with the terms of the Trust Agreement. All contributions under this Plan will be paid to the Trustee and, except as otherwise provided in Section 14.03, all assets of the Trust Fund allocable to the Plan, including income from investments and from all other sources, will be retained for the exclusive benefit of Participants, former Participants and Beneficiaries, and will be used to pay benefits to such persons or to pay expenses of administration of the Plan and the Trust to the extent not paid by the Company or an affiliated employer.

12.02. Trustee and Trust Agreement. The Trust will be held by a Trustee under the Fortune Brands, Inc. Master Savings Plan Trust, with such powers in the Trustee as will be provided in the Trust Agreement and in accordance with the provisions of the Plan. The Trust Agreement may provide for the administration thereunder of the funds of any other defined contribution plan established by the Company or affiliated employer and for the commingling of all funds administered under the Trust Agreement. The Trustee will be such bank or trust company as may be appointed by the Board of Directors of Fortune from time to time. The Board of Directors of Fortune may remove a Trustee at any time, upon reasonable notice, and upon such removal, or upon the resignation of a Trustee, the Board of Directors of Fortune will appoint a successor Trustee.

12.03. Investment Managers. The Trusts Investment Committee may appoint one or more investment counsel as Investment Managers of all or a portion of the Investment Funds held in the Trust and grant to each such Investment Manager full and sole authority and responsibility for the investment and reinvestment of such portion thereof as the Trusts Investment Committee so directs. The Trusts Investment Committee may remove an Investment Manager at any time, upon reasonable notice, and upon such removal, or upon the resignation of an Investment Manager, the Trusts Investment Committee may appoint another Investment Manager. The Trusts Investment Committee will also have authority to designate mutual funds for investments of the Plan.

12.04. Conclusiveness of Reports. Any report of the Trustee required or permitted under the Plan will be conclusive upon all Participants, former Participants, and Beneficiaries.

ARTICLE XIII

AMENDMENT AND TERMINATION

13.01. Reserved Powers. The Company will have the power by action of its Board of Managers at any time and from time to time to amend, replace or terminate, in whole or in part, this Plan. Notwithstanding the foregoing, no amendment, under any circumstances, may be adopted, the effect of which would be to (a) revest in the Company any interest in the assets of the Plan or any part thereof, or (b) decrease, either directly or indirectly, the accrued benefit of any Participant (except as permitted by Code Section 411(d)(6) and applicable regulations and rulings); except that amendments may be so made if, in the opinion of counsel for the Company, such action is necessary to qualify, or maintain the qualification of, this Plan under the provisions of the Code. Notwithstanding any other provision of this Plan, the Company reserves the right to completely discontinue its contributions hereunder and its participation in this Plan at any time.

13.02. Plan Termination. The Plan may be terminated, completely or partially, at any time by the Company, by action of the Board of Managers. In the event of complete termination of the Plan or upon the complete discontinuance of contributions under the Plan, the Company, and regardless of any formal corporate action, all Account Balances of all Participants will be fully vested and nonforfeitable, after payment of all expenses of the Plan. In the event of complete termination of the Plan or upon complete discontinuance of contributions under the Plan, the Account Balances of all Participants and former Participants will be distributable as provided in Article VIII, except that the Company may direct, then or at any subsequent time, distribution of all assets of the Plan to those entitled thereto at the time of such direction. In the event of partial termination of the Plan, all Account Balances of Participants as to whom the partial termination applies, and all amounts thereafter credited to the Accounts of such Participants that arise from any employer contributions for any period ending prior to or on the date of such partial termination, will be fully vested and nonforfeitable and will be distributable in accordance with Article VIII.

13.03. Plan Merger. The Plan may be merged or consolidated with, and Plan assets and liabilities may be transferred to, any other plan that is qualified under Code Section 401(a), at any time upon action by the Company. In the event of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other plan qualified under Code Section 401(a), provision will be made so that each Participant in the Plan on the date thereof (if either the Plan or such other plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

13.04. Successor Employer. In the event of the disposition of an operating unit by the Company whereby a successor person, firm or company continues to carry on all or a substantial part of its business, and such successor elects to carry on the provisions of this Plan in such manner as is satisfactory to the Company, the Company may cause the assets of the Plan allocable to the Employees of such operating unit to be transferred to the successor funding agent. In the absence of such a transfer, distribution may be made with respect to such Employees as if the date of disposition constituted the date of termination of employment of each such Employee.

ARTICLE XIV

MISCELLANEOUS

14.01. Non-Alienation of Benefits.

(a) Interest Non-Transferable. Except as may be required by a Qualified Domestic Relations Order, benefits under this Plan may not in any way be subject to the debts or other obligations of any Participant, former Participant or Beneficiary, and may not be voluntarily or involuntarily sold, transferred or assigned.

(b) Application of Benefits. If any Participant, former Participant or Beneficiary or other person having an interest in or under this Plan or the Trust becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan or interest in the Trust, then such benefit or interest will cease and determine, and in that event the Trustee will hold or apply it, in such shares as the Company determines, to or for the benefit of such Participant, former Participant or other person, or his or her spouse, child, parent or other blood relative, or any of them, or to such other person or persons as the Company may determine, but the Trustee will be under no duty to see to the application of any distributions so made.

14.02. Action by the Company. Any action by the Company regarding participation in or withdrawal from this Plan will be evidenced by a resolution of its Board of Managers certified by its secretary. All actions taken in administration of this Plan will be taken by the appropriate officers of the Company or its other employees authorized to take such actions by such officers.

14.03. Exclusive Benefit. The Company will have no right, title or interest in the assets of the Trust, nor will any part of the assets of the Trust at any time revert to Company or be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants or their Beneficiaries, or for defraying Plan expenses, except as follows:

(a) If the Internal Revenue Service initially determines that the Plan does not meet the requirements of a “qualified plan” under Code Section 401(a), the assets of the Trust attributable to contributions made under the Plan will be returned to the Company within one year of the date of denial of qualification of the Plan.

(b) If a contribution or a portion of a contribution is made by the Company as a result of a mistake of fact, such contribution or portion of a contribution will not be considered to have been contributed to the Trust by the Company and, after having been reduced by any losses of the Trust attributable thereto, will be returned to the Company within one year of the date the amount is paid to the Trust.

(c) Each contribution made by the Company is conditioned upon the deductibility of such contribution as an expense for Federal income tax purposes and, therefore, to the extent that the deduction for a contribution made by the Company is disallowed, then such contribution, or portion of a contribution, after having been reduced by any losses of the Trust attributable thereto will be returned to the Company within one year of the date of disallowance of the deduction.

14.04. Gender and Number. Where the context admits, words in the masculine gender will include the feminine and neuter genders, the singular will include the plural and the plural will include the singular.

14.05. Right to Discharge. Every Employee and Participant will be subject to dismissal from the service of every and all Related Employers to the same extent as if this Plan had never been created.

14.06. Absence of Guaranty. The Company in no way guarantees the Trust against loss or depreciation. The liability of the Trustee or the Company to make any payment or distribution under the Plan related to assets held or to be held in the Trust, is limited to the available assets of the Trust.

14.07. Headings. The headings of Articles and Sections are included solely for convenience of reference and are not intended in any way to modify or otherwise to affect the text of the Plan.

14.08. Governing Law. The Plan will be governed by and administered and construed under the laws of the State of Illinois except to the extent that it is required to be governed by and administered and construed under the laws of the United States of America.

ARTICLE XV

TOP-HEAVY RULES

15.01. Top-Heavy Determination.

(a) Top-Heavy Test. The Plan is top-heavy for a Plan Year if:

(1) the top-heavy ratio for the Plan exceeds 60% and the Plan is not part of a required aggregation group or a permissive aggregation group;

(2) the Plan is part of a required aggregation group, but not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group exceeds 60%; or

(3) the Plan is part of a required aggregation group and part of a permissive aggregation group and the top-heavy ratio for every permissive aggregation group exceeds 60%.

(b) Top-Heavy Ratio. The top-heavy ratio is a fraction:

(1) the numerator of which is the sum of the present value of accrued benefits under the aggregate defined benefit plans for all key employees and the sum of account balances under the aggregate defined contribution plans for all key employees as of the determination date(s); and

(2) the denominator of which is the sum of the present values of accrued benefits under the aggregate defined benefit plans for all Participants and the sum of the account balances under the aggregate defined contribution plans for all Participants as of the determination date(s).

Both the numerator and the denominator are determined in accordance with Code Section 416 and the applicable regulations. In both the numerator and denominator of the top-heavy ratio, the present value of the accrued benefits and the amounts of account balances of an employee are increased by any distribution to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date (or the five-year period ending on the determination date(s) if a distribution is made for a reason other than separation from service, disability or death), including distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the aggregation group under Code Section 416(g)(2)(A). The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the applicable regulations for the first and second plan years of a defined benefit plan. The account balances and accrued benefits will be disregarded if the Participant:

(1) is not a key employee, but was a key employee in a prior year; or

(2) has not been credited with at least one Hour of Service with any Related Employer at any time during the one-year period ending on the determination date.

The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the applicable regulations. Proportional subsidies and nondeductible employee contributions are ignored in computing the top-heavy ratio. Nonproportional subsidies are considered in computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated using the determination dates that fall within the same calendar year.

(c) Required Aggregation Group. A required aggregation group consists of:

(1) each qualified plan of a Related Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and

(2) any other qualified plan of a Related Employer which enables a plan described in subparagraph (1) to meet the requirements of Code Section 401(a)(4) or 410.

(d) Permissive Aggregation Group. A permissive aggregation group consists of:

(1) the required aggregation group; and

(2) any other plans of the Related Employers which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e) Key Employee. A key employee is any employee or former employee of a Related Employer (and the beneficiaries of such employee) who at any time during the Plan Year that includes the determination date is:

(1) an officer of a Related Employer with annual compensation exceeding $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

(2) a 5% owner of a Related Employer; or

(3) a 1% owner of a Related Employer with annual compensation exceeding $150,000.

For purposes of defining a key employee, annual compensation means compensation within the definition of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1), the applicable regulations and other guidance of general applicability thereunder.

(f) Non-Key Employee. A non-key employee is an employee of a Related Employer who is not a key employee, including an employee who is a former key employee.

(g) Determination Period. The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

(h) Determination Date and Valuation Date. The last day of the preceding Plan Year is the determination date and the valuation date.

(i) Accrual Method. Solely for determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy the accrued benefit of an employee of a Related Employer other than a key employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the group, or (2) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

15.02. Minimum Vesting. Notwithstanding the provisions of Article VII, if the Plan is top-heavy in any Plan Year, each Participant who has an Hour of Service in such Plan Year will have and retain a 100% vested interest in his or her Account Balances if he or she has at least three years of Vesting Service.

15.03. Minimum Contributions. Notwithstanding any other provision of this Plan to the contrary, for any Plan Year for which the Plan is top-heavy, unless a Participant who is a non-key employee accrues a benefit under a retirement plan of a Related Employer for such Plan Year of not less than 2% of his or her average annual compensation during the five consecutive years of his or her Vesting Service during which his or her compensation was the greatest multiplied by his or her years of Vesting Service not in excess of ten (disregarding any years after the last Plan Year with respect to which the Plan is top-heavy), the Company will make such additional contributions as is necessary to provide contributions for each Employee eligible to participate under Article II who is not a key employee equal to 3% of that Participant’s compensation; provided that such contribution need not exceed the greatest contribution for any key employee for such Plan Year. The minimum contribution under this Section 15.03 will apply even though under other Plan provisions the Employee would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because:

(1) the individual failed to complete 1,000 Hours of Service;

(2) the individual failed to make mandatory contributions to the Plan; or

(3) the individual’s compensation is less than a stated amount.

If an Employee is eligible to participate under Article II and is not a key employee, then, with respect to any Plan Year in which this Plan is top-heavy and the Employee is similarly eligible to participate in a defined benefit plan sponsored by Fortune or a Related Company which is also top-heavy, then the appropriate Participating Employer will make such additional contribution to this Plan as will be necessary to provide a contribution to such Employee equal to 5% of that Employee’s compensation, unless another top-heavy coordination scheme is provided for under such defined benefit plan.

For purposes of this Article XV, the term “compensation” means compensation as defined in Code Section 415. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

15.04. Provisions Applicable if Plan Ceases To Be Top-Heavy. If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year and a Participant has completed three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the applicable vesting schedule set forth in Section 15.02 will continue to apply with respect to a Participant.

FUTURE BRANDS LLC

Date: , 2001	By:
Its:

EXHIBIT A

TRANSITIONAL PROVISIONS

A.1. Transitional Provision for Former Employees of Jim Beam Brands Worldwide, Inc. or Jim Beam Brands Co. Notwithstanding any other provision of this Plan to the contrary, former Employees of Jim Beam Brands Worldwide, Inc. or Jim Beam Brands Co. who participated in the Fortune Brands Retirement Savings Plan immediately prior to April 1, 2001, and who became Participants of the Future Brands Retirement Savings Plan as of April 1, 2001, will be credited with Hours of Service and periods of employment under this Plan to the same extent such hours of and periods of service had been credited immediately prior to such date under the Fortune Brands Retirement Savings Plan in determining a Year of Eligibility Service and Vesting Service.

A.2 Transitional Provision for certain former sales and marketing employees of Allied Domecq Spirits USA. Notwithstanding any other provision of this Plan to the contrary, for any former sales and marketing employees of Allied Domecq Spirits USA who became Company Employees between September 1, 2005 and June 30, 2006, and who become eligible to participate in this Plan, a Year of Eligibility Service and Vesting Service shall include periods of employment with which they were credited under the Allied Domecq Savings Plan prior to the date they became Participants under the Plan.

A.3 Transitional Provision for Certain Former Employees of Absolut Spirits Company, Inc. or Cruzan International, Inc. Notwithstanding any other provision of this Plan to the contrary, for any former employees of Absolut Spirits Company, Inc. or its subsidiary, Cruzan International, Inc., who become Company Employees due to a direct transfer of employment to the Company, and who become eligible to participate in this Plan, a Year of Eligibility Service and Vesting Service shall include periods of employment with which they were credited under the Absolut Spirits Company 401(k) Plan or the Cruzan International, Inc. 401(k) Plan, as applicable, prior to the date they became Participants under the Plan.

A-1